As filed with the Securities and Exchange Commission on March 14, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Qilun Group Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	5190	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 2201, Modern International Building, No. 3038, Jintian Road, Gangxia Community, Futian Street Futian District, Shenzhen City, Guangdong Province People’s Republic of China +86-755-83985414
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq. The Crone Law Group, PC 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq.	Florence Chan, Esq.
Mason Allen, Esq.	Ogier
The Crone Law Group P.C.	11th Floor, Central Tower
420 Lexington Ave, Suite 2446	28 Queen’s Road Central, Central
New York, NY 10170	Hong Kong 999077
Phone: (646) 861-7891	Phone: (852) 36566061

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated              , 2023

QILUN GROUP INC.

16,550,000 Ordinary Shares

This prospectus relates to the offer and resale of an aggregate 16,550,000 Ordinary Shares, $0.0001 par value (the “Shares”), of Qilun Group Inc. (the “Company,” “Qilun,” “we,” or “our”), all of which were issued by us in a private placement transaction pursuant to securities purchase agreements (each a “Purchase Agreement”). The holders of the shares are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

There is currently no public trading market for the Shares. There is no public market for our securities. Our securities are not currently eligible for trading on any national securities exchange or any over-the-counter markets, including OTC Markets. We intend to have our ordinary shares eligible for proprietary quotations and quoted on the OTCQB marketplace of OTC Markets, Inc. (“OTC Markets”) following the effectiveness of the registration statement. To become eligible for proprietary quotations on OTC Markets, we require the assistance of a FINRA registered broker that will act as a market maker and submit the application on our behalf to FINRA. At the time of this prospectus, we do not have any market maker that agreed to assist us with this process. There is no assurance that our securities will become eligible for trading on the OTC Markets or any other quotation service or that an active market for our ordinary shares will develop.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 82.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Qilun is an exempted company with limited liability incorporated under the laws of the Cayman Islands on May 24, 2022. The Company is the 100% owner of the Company’s Hong Kong operating subsidiary: Qilun Culture (HK) Co., Limited (“Qilun Culture (HK)”), a limited company that was organized under the laws of Hong Kong on November 12, 2021. Qilun Culture (HK) is the 100% owner of Oriental Dream and Strategic Research Institute Limited, a limited company that was organized under the laws of Hong Kong on October 31, 2022. The Company is also the 100% owner of Qilun Group Limited (“Qilun Group (HK)”), a limited company that was organized under the laws of Hong Kong on June 14, 2022. Qilun Group (HK) is the 100% owner of the Company’s intermediate holding company Qilun Holding (Shenzhen) Co., Ltd. (“Qilun Holding (Shenzhen)”), a PRC company organized under the laws of the People’s Republic of China (the “PRC”) on August 29, 2022. Qilun Holding (Shenzhen) is the 100% owner of the Company’s PRC operating subsidiary: Qilun Culture (Shenzhen) Group Co., Ltd. (“Qilun Culture (Shenzhen)”), a limited company organized under the laws of the PRC on February 26, 2021. Qilun Culture (Shenzhen) was wholly acquired by Qilun Holding (Shenzhen) in October 2022. Qilun Culture (Shenzhen) is the 100% owner of the Company’s PRC operating subsidiaries:

1.	Shenzhen Houhaitang Culture Communication Co., Ltd. (“Shenzhen Houhaitang”), a limited company organized under the laws of the PRC on March 31, 2014, and wholly acquired by Qilun Culture (Shenzhen) on December 31, 2021; and

2.	Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd. (“Qilun Enterprise Management Consultant”), a limited company organized under the laws of the PRC on December 7, 2021.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. Please read the disclosures beginning on page 7 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2023.

We are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct substantially all of the operations through the operating entities in China and, to a more limited extent, in the special administrative region of Hong Kong. We currently have no operations in Hong Kong but may conduct strategy and management consulting, industry research reports, senior management training and certification courses in the future in that special administrative region. Investors in our ordinary shares are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese or Hong Kong operating entities. Investors in our ordinary shares may never hold equity interests in the Chinese or Hong Kong operating entities. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, and could cause the value of our ordinary shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” beginning on page 18 of this prospectus. In addition, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the Chinese cultural and creative art collectibles, art house decorations and artwork home goods industries. The same legal, regulatory, operating and investment risks applicable to our operations in China also apply to any operations which way may conduct in the special administrative regions of Hong Kong and Macau.

As used in this prospectus, terms such as “the Company,” “we,” “us,” “our company,” or “our” refer to Qilun Group Inc., unless the context suggests otherwise, and when describing Qilun Group Inc.’s consolidated financial information, also includes the Chinese operating entities. We directly hold 100% equity interests in the operating entities in China, and we do not currently use a variable interest entity (“VIE”) structure. See “Our History and Corporate Structure” beginning on page 36 of this prospectus.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. We will rely on dividends paid by our operating subsidiaries in the PRC and, possibly in the future, our formed but not yet operational subsidiary in Hong Kong, to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating subsidiaries by the PRC government to transfer cash or assets could have a material and adverse effect on our business. To the extent cash in the business is in accounts located in the PRC or Hong Kong, or held at a PRC or Hong Kong operating entity, the cash may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of you or your subsidiaries to transfer cash outside of the PRC or Hong Kong. See “Risk Factors — We rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business.” and “Prospectus Summary — Cash Transfers and Dividend Distributions.” As of the date of this prospectus, the Cayman Islands holding company has not declared or paid dividends or made distributions to the Chinese operating entities or to investors in the past, nor any dividends or distributions were made by a Chinese operating entity to the Cayman Islands holding company. Our Director has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering. See “Risk Factors — Risks Related to This Offering and the Shares — We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment” beginning on page 30 of this prospectus. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and the Chinese operating entities. If needed, the Cayman Islands holding company can transfer cash to the Chinese operating entities through loans and/or capital contributions, and the Chinese operating entities can transfer cash to our Cayman Islands holding company through loans and/or issuing dividends or other distributions. There are limitations on the ability to transfer cash between the Cayman Islands holding company, the Chinese operating entities or investors. Cash transfers from the Cayman Islands holding company to the Chinese operating entities are subject to the applicable PRC laws and regulations on loans and direct investment. See the Consolidated Financial Statements of the Company beginning on page F-1 and “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” beginning on page 22 of this prospectus. If any of the operating entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Cayman Islands holding company. Cash transfers from the Chinese operating entities to the Cayman Islands holding company are also subject to the current PRC regulations, which permit the Chinese operating entities to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business” beginning on page 22 of this prospectus. Cash transfers from the Cayman Islands holding company to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” beginning on page 25 of this prospectus. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets.

As substantially all of our operations are conducted by the operating entities in China. We currently have no operations in Hong Kong but may conduct strategy and management consulting, industry research reports, senior management training and certification courses in the future in that special administrative region. We are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews. According to our PRC legal counsel, DeHeng Law Offices (Shenzhen), as of the date of this prospectus, our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China and neither we nor the operating entities have been subject to any investigation, or received any notice, warning, or sanction from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or other applicable government authorities related to this offering. In addition, neither we nor the operating entities have been involved in any review, investigation, enquiry, penalty, or other legal proceedings initiated by the CSRC, the CAC, or other applicable governmental or regulatory authorities or third parties in relation to this offering. However, since these statements and regulatory actions by the PRC government authorities are newly published and the official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on operations of the operating entities, the ability to accept foreign investments and list on an U.S. stock exchange. The PRC government authorities may in the future promulgate laws, regulations or implementing rules that requires our company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 18 of this prospectus for a discussion of these legal and operational risks.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Assentsure PAC, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA.

On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. If the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Under the HFCAA, our securities may be prohibited from trading on a U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which became law on December 29, 2023, and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to This Offering and the Shares — Although the audit report included in this prospectus was issued by Singapore auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading” beginning on page 24 of this prospectus.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which will take effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offerings and listings conducted by PRC domestic companies. After the Trial Administrative Measures take effect, we will be required to go through the filing procedure to satisfy the filing requirements. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Upon the effectiveness of the Trial Administrative measures, we will be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and we cannot assure you that we will be able to complete such process on time or at all.”

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. We intend to seek quotation of our ordinary shares on the OTCQB after effectiveness of the registration statement of this prospectus. Quotation of our ordinary shares on the OTCQB will require a market maker filing an application to quote our ordinary shares and approval of that application. We do not have a market maker willing to file the necessary application for quoting our shares on the OTCQB as of the date of this prospectus. There is a risk that no public market will develop for our Shares.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholders have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Shares.

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on December 31 of each year. References to fiscal 2021 are references to the fiscal year ended December 31, 2021 and references to fiscal 2020 are references to the fiscal year ended December 31, 2020. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

Throughout this prospectus, we provide a number of key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” We define certain terms used in this prospectus as follows:

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Shares” are to our Ordinary Shares, $0.0001 par value per share;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	Depending on the context, “we,” “us,” “our company,” “our,”, “the Company”, and “Qilun” refer to Qilun Group Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands company, its subsidiaries, Qilun Group (HK), Qilun Culture (HK), Qilun Holding (Shenzhen), Qilun Culture (Shenzhen), Qilun Enterprise Management Consultant, and Shenzhen Houhaitang;

●	“Qilun Group (HK)” are to the wholly owned subsidiary of Qilun Group Inc., Qilun Group Limited, a limited company that was organized under the laws of Hong Kong;

●	“Qilun Culture (HK)” are to the wholly owned subsidiary of Qilun Group Inc., Qilun Culture (HK) Co., Limited, a limited company that was organized under the laws of Hong Kong;

●	“Qilun Holding (Shenzhen)” are to the wholly owned subsidiary of Qilun Group (HK), Qilun Holding (Shenzhen) Co., Ltd., a PRC limited liability company;

●	“Qilun Culture (Shenzhen)” are to the wholly owned subsidiary of Qilun Holding (Shenzhen), Qilun Culture (Shenzhen) Group Co., Ltd. (previously known as Qilun Culture Development (Shenzhen) Co., Ltd.), a PRC limited liability company;

●	“Qilun Enterprise Management Consultant” are to the wholly owned subsidiary of Qilun Culture (Shenzhen), Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd., a PRC limited liability company;

●	“RMB” or “Renminbi” are to the legal currency of the People’s Republic of China;

●	“Shenzhen Houhaitang” are to the wholly owned subsidiary of Qilun Culture (Shenzhen), Shenzhen Houhaitang Culture Communication Co., Ltd., a PRC limited liability company;

●	“OD&SR Institute” are to the wholly owned subsidiary of Qilun Culture (HK), Oriental Dream and Strategic Research Institute Limited, a limited company that was organized under the laws of Hong Kong;

●	“Yuan” or “¥” are to the primary unit of account of the Renminbi (RMB), the legal currency of the People’s Republic of China; and

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States.

Our reporting currency is the U.S. Dollar. The functional currency of the Company in the PRC is the Renminbi.

This disclosure contains translations of certain Renminbi amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Year ended USD: RMB exchange rate	6.3614	6.5326
Average yearly USD: RMB: exchange rate	6.4518	6.6020

Market and industry data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, information from independent industry analysts and publications, as well as our own estimates and research.

Our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, which we believe to be reasonable. None of the independent industry publications used in this prospectus were prepared on our behalf.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares discussed under “Risk Factors,” before deciding whether to invest in our Shares.

Our Business

General

Qilun is in the business of the research, development, design, outsourced production and sales of Chinese cultural and creative art collectibles, art house decorations and artwork home goods. As a pioneer of an innovative brand of new Chinese culture, the Company partners with famous artists and brand experts from all over the world to explore the practice and product application value of this new emerging Chinese culture.

In the process of research, development and design, the Company integrates many Chinese cultural elements and the intellectual property of well-known artists, including original and reproduced paintings and other visual arts, home decorations, home goods and other products. Our products are distributed and sold in a variety of provinces and regions across China.

The Company believes its cultural and creative products are grounded in Chinese cultural themes which derive market value through creative transformation and presentation of such cultural themes. Our value-added products rely on the wisdom, skills and talents of our content-creating designers and artists. We derive success through the commercial development and application of our creative counterparties’ intellectual property.

Our Products and Services

Our principal product lines consist of:

●	Original paintings and calligraphy artwork – original paintings and calligraphy artworks made by our partner artists (each original painting or calligraphy artwork is unique);
●	High-quality reproductions – high-quality reproductions of original painting and calligraphy artworks produced with high resolution reproduction technologies (in which the quality of the reproduction is highly comparable to the original artwork while the retail price is much lower than the price of the original artwork);
●	Art house decorations – interior decorations reflecting the Company’s innovative Chinese cultural elements, inspired by Chinese traditions, including decorative swords, scales, tea pots and tea cups;
●	Artwork home goods – home goods including bookmarks, notebooks, mugs and other goods that are used in daily life;
●	Retail sales of books – the Company sells books published by third-party publishers to retail customers; and
●	Services – the Company provides ancillary research, design, planning, exhibition installation, video recording and production services.

1

The Company takes efforts to develop new types of art house decorations and artwork home goods.

Key Growth Strategies

Key components of our growth strategy include the following:

●	Cooperating with more artists, artwork designers and content-creators to increase our intellectual property and proprietary brands;
●	Expanding our product lines to cater to demands of different types of customers; and
●	Enhancing our brand through various online and offline promotion programs and activities.

Our Strengths

We are dedicated to the development, design, production and sales of high quality products that reflect our innovative brand of new Chinese culture, inspired by five thousand years of Chinese tradition. Our competitive strengths include:

●	Discovery of leading designers and artists: We have gathered leading designers and artists of high-end luxury brands in the cultural and creative arts industry, and have developed deep cooperation with our content-creator counterparties. In cooperation with these artists, we have created a series of proprietary brands including:

○	Baihua Huagui Map,
○	Baihua National gift purple sand, and
○	Zen calligraphy and cultural creation.

We believe our proprietary brands and products are widely loved by our customers. The Company currently has close relationships with multiple artists and have collaborated with additional artists in China through licensing or collaborative arrangements.

●	Strong intellectual property creation and operations: We have applied for patent rights or other intellectual property protection for every creative product created by the Company and our creative counterparties. With the support of our strong high-end intellectual property creation and operations, we continue to attract leading artists to establish long-term commercial and creative relationships with us, effectively forming a virtuous circle from intellectual property creation to intellectual property operations. As a promoter of the Chinese cultural and creative industries, we have promoted the commercialization of high-end cultural and creative products in China and formed what we believe to be a large and loyal fan community.

●	Mission focused management team: Our management team is a leading factor in the development of China’s high-end cultural and creative products industry. We believe the management team’s insights into market trends and industry trends, as well as the creation of cultural and creative intellectual property and operations, are the main reasons why Qilun Culture has grown rapidly and occupies a leading position in the industry in the southern region of China. The management team is highly experienced in the industry, with an average of over 15 years of brand management experience.

Our Challenges

The Company notes the following operational, marketing, and strategic challenges:

●	Our limited operating history makes it difficult to assess the business and prospects in our highly competitive, rapidly evolving and customer-oriented market.
●	Failure to attract, maintain and enhance relationships with designer, creator and artist counterparties, as well as retail- and commercial distributors and merchants, will adversely affect profitability and operations.
●	Failure to meet the needs of consumers and attract and retain consumers, or failure to adapt products or business models to the changing needs of such consumers, may have a material adverse impact on the business.
●	Our past growth rate is not necessarily an indicator of our future performance, and our success depends on our ability to execute our business strategy.
●	The business, operating results and financial condition may be adversely affected by the COVID-19 pandemic.

2

Future Business Plans

Based on market feedback and consumer recognition, we plan to develop new products and services lines, and to partner with more well-known artists and content creators. We expect to improve our sales network to effectively reach our target customers and provide a superb purchase experience for high-end retail consumers.

RISK FACTOR SUMMARY

Risks Related to Our Business

●	Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.
●	The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.
●	The demand for art and collectibles is unpredictable, which may cause significant variability in our results of operations.
●	As an artwork company and creator and distributor of cultural and creative collectibles and artisanal home goods, we cannot guarantee that we will be able to design and develop products that are popular with consumers or that we will be able to maintain the popularity of our successful products.
●	Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.
●	We operate in a highly competitive industry and may lose market share or experience margin erosion if we are unable to compete effectively.
●	Fraudulent activity in our marketplace could negatively impact our operating results, brand and reputation and cause the use of our services to decrease.

Risks Relating to Our Operations

●	Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business.
●	The ongoing global coronavirus COVID-19 outbreak had caused significant disruptions in our business, which we expect will materially and adversely affect our results of operations and financial condition.
●	We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.
●	We may not be able to successfully expand into new cities or markets or expand within cities or markets where we already have a presence.
●	Failure to monitor the quality of our products could adversely affect our business.
●	We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.
●	We do not have long term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.
●	Due to the nature of our business, valuable works of art are stored at our facilities. Such works of art could be subject to damage or theft, which could have a material adverse effect on our operations, reputation and brand.
●	The relative lack of public company experience of our management team may put us at a competitive disadvantage.
●	Increases in labor costs in the PRC may adversely affect our business and results of operations.
●	If we are unable to build and maintain sufficient sales and distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus will be impaired.

3

Risks Related to Our Corporate Structure

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.
●	Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations.
●	Certain judgments obtained against us by our shareholders may not be enforceable.

Risks Related to Doing Business in China and Hong Kong

●	Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares. — See “Risks Related to Doing Business in China and Hong Kong — Because all of our operations are in China and Hong Kong, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares” on page 18 for more information.
●

Upon the effectiveness of the Trial Administrative Measures, we could be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and, if required, we cannot assure you that we will be able to complete such process on time or at all. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Upon the effectiveness of the Trial Administrative measures, we will be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and we cannot assure you that we will be able to complete such process on time or at all.”

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. — See “Risks Related to Doing Business in China and Hong Kong —If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 18 for more information.
●	The uncertainties in the PRC legal system may subject our structure to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations. — See “Risks Related to Doing Business in China and Hong Kong — The uncertainties in the PRC legal system may subject our structure to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations” on page 19 for more information.
●	Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering. — See “Risks Related to Doing Business in China and Hong Kong — Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 19 for more information.
●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. — See “Risks Related to Doing Business in China and Hong Kong — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 20 for more information.
●	Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation. — See “Risks Related to Doing Business in China and Hong Kong — Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation” on page 20 for more information.
●	Uncertainties with respect to the PRC legal system could adversely affect us. — See “Risks Related to Doing Business in China and Hong Kong — Uncertainties with respect to the PRC legal system could adversely affect us” on page 21 for more information.
●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. — See “Risks Related to Doing Business in China and Hong Kong — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 22 for more information.
●	We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business. — See “Risks Related to Doing Business in China and Hong Kong — We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business” on page 22 for more information.
●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. — See “Risks Related to Doing Business in China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 22 for more information.
●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws. — See “Risks Related to Doing Business in China and Hong Kong — We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws” on page 23 for more information.
●	Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment. — See “Risks Related to Doing Business in China and Hong Kong — Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” on page 23 for more information.
●	Although the audit report included in this prospectus was issued by Singapore auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading. — See “Risks Related to Doing Business in China and Hong Kong — Although the audit report included in this prospectus was issued by Singapore auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading” on page 24 for more information.
●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. — See “Risks Related to Doing Business in China and Hong Kong — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page 25 for more information.
●	Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions. — See “Risks Related to Doing Business in China and Hong Kong — Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions” on page 25 for more information.
●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. — See “Risks Related to Doing Business in China and Hong Kong — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” on page 26 for more information.
●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties. — See “Risks Related to Doing Business in China and Hong Kong — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties” on page 27 for more information.
●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. — See “Risks Related to Doing Business in China and Hong Kong — Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions” on page 27 for more information.
●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. — See “Risks Related to Doing Business in China and Hong Kong — U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China” on page 27 for more information.
●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. — See “Risks Related to Doing Business in China and Hong Kong — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 27 for more information.
●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. — See “Risks Related to Doing Business in China and Hong Kong — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 28 for more information.

4

Risks Related to This Offering and the Shares

●	There has been no public market for our Shares prior to this offering, and you may not be able to resell the Shares at or above the price you paid, or at all.
●	The market price for the Shares may be volatile.
●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Shares, the market price for the Shares and trading volume could decline.
●	We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment.
●	Substantial future sales or perceived potential sales of Shares in the public market could cause the price of the Shares to decline.
●	The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with this offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.
●	We may need additional capital and may sell additional Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.
●	Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.
●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.
●	We will incur increased costs as a result of being a public company.
●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Corporate History and Structure

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands on May 24, 2022. The Company is the 100% owner of the Company’s Hong Kong operating subsidiary: Qilun Culture (HK), a limited company that was organized under the laws of Hong Kong on November 12, 2021, and is the 100% owner of the Company’s Hong Kong holding subsidiary: Qilun Group (HK), a limited company that was organized under the laws of Hong Kong on June 14, 2022.

Qilun Culture (Shenzhen) is the 100% owner of the Company’s PRC operating subsidiaries:

1.	Shenzhen Houhaitang, a limited company organized under the laws of the PRC on March 31, 2014, and wholly acquired by Qilun Culture (Shenzhen) on December 31, 2021; and

2.	Qilun Enterprise Management Consultant, a limited company organized under the laws of the PRC on December 7, 2021.

Qilun Culture (HK) was wholly-owned by Qilun Culture (Shenzhen) since its incorporation; on August 24, 2022, 100% equity of Qilun Culture (HK) was transferred from Qilun Culture (Shenzhen) to the Company. Qilun Culture (HK) is the 100% owner of OD&SR Institute, a limited company that was organized under the laws of Hong Kong on October 31, 2022.

Qilun Culture (Shenzhen) was wholly acquired by Qilun Holding (Shenzhen) in October 2022. Qilun Culture (Shenzhen) has been in the business of the research, development, design, outsourced production and sales of Chinese cultural and creative art collectibles and artwork home goods since inception.

Shenzhen Houhaitang has been in the business of retail sales of books since its acquisition by Qilun Culture (Shenzhen).

The Company did not have any significant corporate transactions since inception and capital expenditures and divestitures during the previous three years.

5

The following diagram illustrates our corporate structure, including our holding company, as of the date of this prospectus:

* Each of Qilun Holding (Shenzhen) Co., Ltd., Qilun Culture (Shenzhen) Group Co., Ltd., Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd. and Shenzhen Houhaitang Culture Communication Co., Ltd. are organized under the laws of the PRC. The other listed entities are organized under the laws of the indicated jurisdictions.

Cash Transfers and Dividend Distributions

As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends or made distributions to the Chinese operating entities or to investors in the past, nor any dividends or distributions were made by a Chinese operating entity to the Cayman Islands holding company. Our sole director Ruowen Li has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering. See “Risk Factors — Risks related to Our Shares and This Offering — We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment” beginning on page 30 of this prospectus. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and the Chinese operating entities. If needed, our Cayman Islands holding company can transfer cash to the Chinese operating entities through loans and/or capital contributions, and the Chinese operating entities can transfer cash to our Cayman Islands holding company through loans and/or issuing dividends or other distributions. There are limitations on the ability to transfer cash between the Cayman Islands holding company, the Chinese operating entities or investors. Cash transfers from the Cayman Islands holding company to the Chinese operating entities are subject to the applicable PRC laws and regulations on loans and direct investment. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entities, which could materially and adversely affect our liquidity and business” beginning on page 22 of this prospectus. If any of the operating entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Cash transfers from the Chinese operating entities to the Cayman Islands holding company are subject to the current PRC regulations, which permit the Chinese operating entities to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business” beginning on page 22 of this prospectus. Cash transfers from the Cayman Islands holding company to the investors is subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Risk Factors — Risks Related to Doing Business in China — Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” beginning on page 23 of this prospectus. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets.

The Company does not have a specific cash transfer policy among its subsidiaries. The cash transfers made to date consist of:

●	Shenzhen Houhaitang Culture Communication Co., Ltd. loaned $131,746 to Qilun Culture Development (Shenzhen) Co., Ltd.;
●	Shenzhen Houhaitang Culture Communication Co., Ltd. sold products in the amount of $71,121 to Qilun Culture Development (Shenzhen) Co., Ltd.; and
●	Qilun Culture Development (Shenzhen) Co., Ltd. made a payment of $27,899 on behalf of Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd.

The cash transfers were made occasionally at the discretion of management and were not routine. There has been no transfers, dividends or distributions made to date between the holding company and its subsidiaries or to investors. The Company has no intentions to distribute earnings now and in the foreseeable future. See the Consolidated Financial Statements of the Company beginning on page F-1.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

6

Corporate Information

Our principal executive offices are located at Room 2201, Modern International Building, No. 3038, Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China. Our telephone number at this address is +86-755-83985414. Our registered office in the Cayman Islands is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands and is currently located at the office of 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, which may be changed from time to time at the discretion of our director. Our agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is http://qilungroup.com.cn/. The information contained on our website is not a part of this prospectus.

Regulatory Permission

As substantially all of our operations are conducted by our PRC Subsidiaries in China, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. As of the date of this prospectus, neither we nor our PRC Subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from applicable government authorities related to this offering. In addition, neither we nor our PRC Subsidiaries have been involved in any review, investigation, enquiry, penalty, or other legal proceedings initiated by applicable governmental or regulatory authorities or third parties in relation to this offering.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. According to our PRC legal counsel, DeHeng Law Offices (Shenzhen), we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules. However, our PRC legal counsel, DeHeng Law Offices (Shenzhen), has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, our PRC legal counsel, DeHeng Law Offices (Shenzhen), has advised that this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

According to the Notice by the General Office of the State Council of Comprehensively Implementing the List-based Management of Administrative Licensing Items (No. 2 [2022] of the General Office of the State Council) and its attachment, the List of Administrative Licensing Items Set by Laws, Administrative Regulations, and Decisions of the State Council (2022 Edition), as of the date of this prospectus, our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China. As of the date of this prospectus, neither we nor our PRC Subsidiaries (i) are required to obtain permissions from any PRC authorities to operate or issue our ordinary shares to foreign investors, (ii) are subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve our PRC Subsidiaries’ operations, or (iii) have received or were denied such permissions by any PRC authorities.

However, since these statements and regulatory actions by the PRC government authorities are newly published and the official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on operations of our PRC Subsidiaries, the ability to accept foreign investments and quote on the OTCQB. If the CSRC, CAC or other regulatory agencies in the future promulgate laws, regulations or implementing rules requiring that we obtain their approvals for this offering and any follow-on offering, there is no assurance that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all. In the event that we or our PRC subsidiaries (i) do not receive or maintain any requisite permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we and our subsidiaries may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of the licenses and suspension of these entities’ business, restrictions or limitations on our ability to pay dividends outside of China, regulatory orders, including injunctions requiring the our subsidiaries to cease business operation, litigation or adverse publicity, the delisting of our securities on the OTCQB, and other forms of sanctions, which may result in a material change in the operations of our operating entities, significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 18 of this prospectus for a discussion of these legal and operational risks.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (2) not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting; and (3) not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have taken, and may continue to take, advantage of some of these exemptions until we are no longer an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if we have been a public company for at least 12 months and the market value of our Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We will not be entitled to the above exemptions if we cease to be an emerging growth company.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, if we are successful at having our shares quoted on the OTCQB, we will publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the OTCQB. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

7

The Offering

Ordinary Shares Offered by Selling Stockholders:	16,550,000 Ordinary Shares (the “Shares”)
Ordinary Shares Issued and Outstanding After Completion of this Offering: Use of Proceeds:

116,550,000

We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement.

Market for our Ordinary Shares:

There is no market for our securities. Our Shares are not traded on any exchange or quoted on the OTCQB. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our shares to be eligible for quotation on the OTCQB. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Listing:	We intend to apply to quote our Shares on the OTCQB. There is no assurance that we will be successful at having our shares quoted.

Transfer Agent	Equity Stock Transfer, LLC.

8

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data for the years ended December 31, 2021 and 2020 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

SUMMARY CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN U.S. DOLLARS)

	June 30,	December 31,	December 31,
	2022	2021	2020

Total current assets	$7,018,420	$2,177,194	10,000
Property and equipment, net	391,572	176,147	-
Right-of-use asset	173,050	139,441	-
Total assets	$7,583,042	$2,492,782	10,000

Total current liabilities	$3,792,496	$1,971,123	-
Operating lease liabilities, less current portion	42,328	20,396	-
Total liabilities	3,834,824	1,991,519	-
Total Shareholders’ equity	3,748,218	501,263	10,000
Total liabilities and Shareholders’ equity	$7,583,042	$2,492,782	10,000

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN U.S. DOLLARS)

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2022	2021	2021	2020

Total revenue	$1,852,524	$66,703	$1,519,266	$-
Cost of revenue	589,301	8,035	411,290	-
Gross Profit	1,263,223	58,668	1,107,976	-
Total operating expenses	1,439,883	154,844	775,504	-
Income / (Loss) from operations before other income and income taxes	(176,660)	(96,176)	332,472	-
Other income	206,858	800	175,427	-
Income from operations before income taxes	30,198	(95,376)	507,899	-
Provision for income taxes	(2,054)	-	(23,520)	-
Net income / (Loss)	$28,144	(95,376)	$484,379	$-

9

RISK FACTORS

An investment in our Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in China and, if develop operations there, Hong Kong. These factors include economic conditions and perceptions of such conditions by traders of collectibles and artwork, employment rates, the level of our customers’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China, Hong Kong and globally.

In March 2020, the World Health Organization declared the COVID-19 as a pandemic and the global economy has also been materially negatively affected. It is extremely uncertain about the China and global growth forecast, which could seriously affect peoples’ investment desires in China and internationally, including investment in artwork products and collectibles, which could negatively impact our business and results of operations. The artwork and collectible markets are influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economy, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

The demand for art and collectibles is unpredictable, which may cause significant variability in our results of operations.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market as to which collecting categories and artists are most sought after and by the preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell consigned property, potentially causing significant variability in our results of operations from period to period.

Therefore, it is essential for us to constantly respond to changes in the market and in the needs and preferences of our customers in order to remain competitive, grow our business and maintain our market position. We intend to further expand our product categories to meet the needs of our customers. New products or new business models may introduce risks and challenges that we do not currently face. Any new initiatives may require us to devote significant financial and management resources and may not perform as expected. In addition, it may be difficult for us to predict the needs and preferences of our customers, and the products we offer may not be accepted by the market or may become obsolete or uneconomical. Accordingly, any inability to adapt to such changes may result in the inability to attract new customers or retain existing customers, the occurrence of which may lead to a material adverse effect on our business, financial condition and results of operations.

10

As an artwork company and creator and distributor of cultural and creative collectibles and artisanal home goods, we cannot guarantee that we will be able to design and develop products that are popular with consumers or that we will be able to maintain the popularity of our successful products.

Interests of customers evolve very rapidly and change dramatically from time to time. It is essential for us to anticipate the trends of intellectual property and products that will appeal to consumers and quickly develop and launch products that will capture consumers’ limited time, attention and spending. The changing consumer tastes and evolving interests, coupled with the changing and expanding consumer products and content that consumers are interested in and receptive to, make some products and content unacceptable to consumers, while others may be popular for a time and then quickly replaced.

In addition, given the growing market for digital products and the increasing digitization of the arts and culture, consumer demand for physical products may also decrease over time. Consumer demand for art and culture products can and does change without warning. Even if our products are initially successful, there is no guarantee that we will be able to maintain their popularity with consumers. Therefore, our success will depend in part on our ability to continually create and introduce new products that are of interest to consumers. If we are unable to do so, our sales and profitability will be adversely affected. If we devote time and resources to developing and marketing such products that are not sufficiently attractive to consumers or at all to meet our sales goals, our sales and profits could decline and our business performance could be harmed.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy, including expanding distribution and improving placement of our products, attracting new consumers to our brands, introducing new products and product line extensions and expanding into new markets. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	increase our brand recognition by effectively implementing our marketing strategy and advertising initiatives;
●	create and maintain brand loyalty;
●	develop new products and product line extensions that appeal to consumers;
●	maintain and, to the extent necessary, improve our high standards for product quality, safety and integrity;
●	continue to effectively compete in our distribution channels;
●	maintain sources for the required supply of quality raw materials and ingredients to meet our growing demand; and
●	identify and successfully enter and market our products in new geographic areas and market segments.

11

We operate in a highly competitive industry and may lose market share or experience margin erosion if we are unable to compete effectively.

We compete on the basis of product quality, design and performance, brand awareness and loyalty, product variety, reputation, price and promotional efforts. We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire art and collectible industry. If these competitive pressures cause our products to lose market share or experience margin erosion, our business, financial conditions and results of operations may be materially adversely affected.

Fraudulent activity in our marketplace could negatively impact our operating results, brand and reputation and cause the use of our services to decrease.

We are subject to the risk of fraudulent activity both in our marketplace and associated with traders and third parties handling their information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Increases in fraudulent activity, either in our marketplace or associated with participants of our marketplace, could negatively impact our brand and reputation, reduce the volume of transactions facilitated through the WeChat© app and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business—Intellectual Property.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change, parts of our business rely on Internet of Things (IoT) technology, the network of physical objects that feature an IP address for internet connectivity, and the communication that occurs between these objects and other Internet-enabled devices and systems which will alert the users under pre-set conditions, developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own.

12

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our product offerings;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing business; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

13

Risks Relating to Our Operations

Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

We have a relatively short operating history since 2021. Due to our limited operating history and historical data, as well as the limited visibility into future demand trends for our products, we may not be able to accurately forecast our future total revenue and budget our operating expenses accordingly. As most of our expenses are fixed in the short-term or incurred in advance of anticipated total revenue, we may not be able to adjust our expenses in a timely manner in order to offset any shortfall in revenue.

We may experience fluctuations in orders in the future. Our volatile historical results of operations could make it difficult to assess the impact of seasonal factors on our business. If we or any of our third-party manufacturing service providers are unable to increase production of new or existing products to meet any increases in demand due to seasonality or other factors, our total revenue would be adversely affected and our reputation with our customers may be damaged.

The ongoing global coronavirus COVID-19 outbreak had caused significant disruptions in our business, which we expect will materially and adversely affect our results of operations and financial condition.

Since late January 2020, an outbreak of a novel coronavirus, later named COVID-19, has affected China and several regions around the world. In response to the outbreak, China and other countries and regions around the world implemented extensive lockdowns, workplace closures, and activity and travel restrictions to contain the spread of the virus. Around the fourth quarter of 2020, nearly all Chinese cities have eased or lifted domestic travel restrictions and resumed normal social activities, commerce, work and production. However, the easing of restrictions on economic and social activities could lead to new cases, which could result in the reimposition of restrictions. The increase in cases in China has forced selective implementation of restrictions in affected areas. For example, in spring 2022, cases increased in both Shenzhen and Shanghai in light of the emergence of a highly infectious variant of Omicron. The outbreak in Shanghai spread to several other provinces and cities in China. In response to these new cases, several travel restrictions and other restrictions have been implemented.

The negative impact of the COVID-19 outbreak has had a significant impact on our operating results in 2021 and the first half of 2022. In 2021, the Chinese economy is still in the process of recovering from the COVID-19 outbreak and there is significant uncertainty regarding the future progress of the disease, particularly its long-term impact on the Chinese economy.

The Company’s sales and marketing team organizes offline, in-person, exhibitions and promotion events in the Company’s offices and other event locations to promote and sell the Company’s products to retail customers. In response to the COVID-19 outbreak, local district governments may limit the number of attendances in each offline exhibition or promotional event, and the attendance may be reduced by 50% or more depending on severity of COVID-19 in local areas. Due to lower attendances in the offline exhibitions and promotion events, sales of products have been negatively affected. The Company has not been able to accurately quantify the negative influence on sales.

The COVID-19 outbreak has also affected the Company’s supply chain, including:

●	some of the Company’s suppliers have failed to deliver products in time due to the shutdown and production suspension caused by COVID-19;
●	local logistics have been delayed and certain products were not timely delivered to the Company’s customers; and
●	the Company has received a small number of complaints arising from such delays, resulting in the return of products to less than 5 individual retail customers for a total loss of revenue of less than US$3,000.

Since the beginning of 2022, temporary restrictions and other measures of varying degrees of severity have been reinstated to contain infections caused by the Omicron variant strain. For example, during February 2022, the infrastructure and logistics services in Shenzhen were shut down due to government controls, which made all our offices in Shenzhen shutdown for several weeks. These further had an adverse effect on our operating results and financial performance for the same period in 2022.

We have taken and will continue to take steps to control the risk of virus transmission in our business operations, including providing employees with information on COVID-19 prevention and control and requiring employees to take personal hygiene measures. However, if any employee becomes or is suspected of becoming infected with any communicable disease or develops symptoms, local authorities may require employees to be quarantined or offices to be closed and disinfected. As a result, business operations would be adversely affected.

The long-term trajectory of COVID-19 and the impact of virus mutations, both in terms of the scope and severity of the outbreak, as well as the impact of the outbreak on the industry and the economy, remain difficult to assess or predict at this moment and pose significant uncertainties that are difficult to quantify. If the situation in China does not improve or worsens, the business, results of operations and financial condition could be materially and adversely affected.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our shareholders and our sole director. For example, we have entered into a sales transaction with Shenzhen Yuanheng Culture and Art Creative Co., Ltd., which is 50% owned by our chief executive officer and Director Ruowen Li, pursuant to which Shenzhen Yuanheng provides the Company with intermediary services for the sale of artworks and cultural and creative products produced by it. For the year ended December 31, 2021, our related party revenues and cost of revenues accounted for 18% and 39% of our total revenues and cost of revenues, respectively. See “Related Party Transactions” for details. We may in the future enter into additional transactions with entities in which our director and other related parties hold ownership interests.

14

Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our shareholders with respect to the negotiation of, and certain other matters related to, our lease and services to such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

We rely on the laws of Cayman Islands, which provide that directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

We may not be able to successfully expand into new cities or markets or expand within cities or markets where we already have a presence.

We currently operate primarily in Guangdong Province and other southern coastal provinces of China. Expansion into new cities or markets or within cities or markets in which we already have a presence could expose us to significant legal and regulatory challenges, political and economic instability or other adverse consequences. Such expansion may require new relationships with stakeholders who may have different interests or standards from those stakeholders for whom our operations were originally designed and whose capabilities we may have limited ability to leverage. Our lack of experience and operational expertise in these cities or markets may put us at a disadvantage relative to our competitors who have more experience or ability to address related challenges.

Failure to monitor the quality of our products could adversely affect our business.

We outsource the manufacture of our products to suppliers, and we implement quality controls throughout the manufacturing process. In addition to our manufacturers’ internal quality control systems, we implement quality control systems related to raw materials, manufacturing processes and finished products and require suppliers responsible for manufacturing processes to meet our selection criteria. However, we may not be able to effectively control whether our suppliers will strictly adhere to our specifications and instructions, such as the raw materials used to manufacture our products. The manufacture and sale of defective products could damage our reputation and lead to product recalls, consumer litigation and other actions that could have a material adverse effect on our business.

We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.

The cost, availability and quality of our principal raw materials are important to our operations. We have established cooperative relationships with raw material suppliers under a positive price negotiation and adjustment mechanism. However, if the cost of raw materials increases due to policy changes, large market price fluctuation or any other reason, our business and results of operations could be adversely affected.

Lack of availability of raw materials, whether due to shortages in supply, delays or interruptions in processing, failure of timely delivery or otherwise, could interrupt our operations and adversely affect our financial results.

Defective raw materials or raw materials with quality issues could subject us to product liability claims or legal actions, which could adversely affect our financial conditions and results of operations.

We do not have long term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.

We do not have long term contracts with our suppliers. At any time, our suppliers can reduce the quantities of products they sell to us, or cease selling products to us altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

Due to the nature of our business, valuable works of art are stored at our facilities. Such works of art could be subject to damage or theft, which could have a material adverse effect on our operations, reputation and brand.

Valuable works of art are stored at our facilities. Although we maintain security measures at our premises, valuable collectibles and artwork may be subject to damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on our business and reputation.

15

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables, goods in transit and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Our management does not have experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

We lease our facilities from third parties and there is no assurance that we will be able to renew our leased facilities on favorable terms, or at all.

We currently lease all of the properties we use to operate our business. Our PRC operating subsidiary Qilun Culture (Shenzhen) leases two offices, both of which are located in the city of Shenzhen, province of Guangdong, China. If we are unable to renew these leases on favorable terms, or at all, we would be required to find new leased space, which space may be more expensive to lease than our current facilities. Also, the lease may be terminated early due to unexpected change of land usage by the local government.

Our business depends on the continued efforts of our management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our management, particularly the executive officers named in this prospectus. While we have the ability to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

All our labor costs are generated in China, and the rising labor costs in China may have an adverse impact on our business and profitability, especially in large cities. In recent years, China’s economy has experienced an increase in labor costs. China’s overall economy and its average wage are expected to continue to grow. We expect our labor costs (including wages and employee benefits) to continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our customers or end users by increasing the prices of our products, our financial condition and results of operations may be adversely affected.

If we are unable to build and maintain sufficient sales and distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus will be impaired.

Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas. If our planned efforts to expand our direct sales force and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

16

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our director, actions by minority shareholders and the fiduciary duties of our director to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our director under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our director has discretion under our articles of association to determine whether, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management or members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” is required to satisfy the economic substance test set out in the Substance Law. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the Substance Law, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains and conducts no other relevant activities. Accordingly, for so long as the Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company. Uncertainties over the interpretation and implementation of the Substance Law may have an adverse impact on our business and operations.

17

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. We currently have no operations in Hong Kong but may conduct strategy and management consulting, industry research reports, senior management training and certification courses in the future in that special administrative region. In addition, our current officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our director and officer. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

Risks Related to Doing Business in China and Hong Kong

Because all of our operations are in China and Hong Kong, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Shares.

As a business operating in China and potentially in Hong Kong, we are subject to the regulations of the PRC, which can be complex and evolve rapidly. Our operations in China are subject to the laws of the PRC. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

Upon the effectiveness of the Trial Administrative Measures, we could be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and, if required, we cannot assure you that we will be able to complete such process on time or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which will take effect on March 31, 2023. Compared to the Draft Rules, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. According to the Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”) and Trial Administrative Measures, upon effectiveness, we could be subject to the filing process if (i) we cannot obtain the clearance from SEC before the effective date of the Trial Administrative Measures; or (ii) after we obtain the clearance from SEC before the effective date of the Trial Administrative Measures, we cannot complete the overseas listing before September 30, 2023. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, or we will be able to obtain clearance from the CSRC in a timely fashion or at all.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The operating entities’ ability to operate in China may be harmed by changes in Chinese laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The PRC central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the operating entities’ part for compliance with such regulations or interpretations. Government actions in the future could significantly affect economic conditions in China or particular regions thereof, and could require the operating entities to materially change their operating activities or divest themselves of any interests they hold in Chinese assets. The operating entities’ business may be subject to various types of government and regulatory interference, such as requiring the operating entities to gain the approval from CSRC before this listing and to conduct a cyber security review. The operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The operating entities’ operations could be adversely affected by existing or future laws and regulations.

Any of these events could result in a material change in the operations of the operating entities and the value of our ordinary shares. The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

18

The uncertainties in the PRC legal system may subject our structure to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations.

As of the date of this prospectus, we believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations will be adopted or, if adopted, what they would provide. PRC laws and regulations governing the validity of contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. The PRC regulatory authorities could disallow our structure, which would likely result in a material change in our operations or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

If our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, or if the PRC regulations change or are interpreted differently in the future, the ordinary shares we are registering may decline in value or become worthless. There can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure is found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements; or

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the CAC. According to the Security Administration Draft, data processing operators shall apply for a cybersecurity review by the relevant Cyberspace Administration of the PRC under certain circumstances, such as (i) mergers, restructurings, and divisions of Internet platform operators that hold large amount of data relating to national security, economic development, or public interest which affects or may affect the national security, (ii) overseas listings of data processors that process personal data for more than one million individuals, (iii) Hong Kong listings of data processors that affect or may affect national security, and (iv) other data processing activities that affect or may affect the national security. The deadline for public comments on the Security Administration Draft was December 13, 2021.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC (“SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulations on data protection and conducted several rounds of relevant inspections. The Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect on May 1, 2021 (the “Necessary Personal Information Rules”), require that the operators of mobile apps shall not deny the users who do not consent to the collection of unnecessary personal information from using the basic functions and services of such apps. In addition, under the Necessary Personal Information Rules, “necessary personal information” refers to personal information necessary for ensuring the normal operation of an app’s basic functional services. The basic functional services of the operating entities’ apps are providing instant messaging services through texts, pictures, voice, and video, where the necessary personal information includes mobile phone numbers and account numbers of registered users and lists of accounts of instant messaging contact persons.

As advised by our PRC legal counsel, DeHeng Law Offices (Shenzhen), neither we nor the operating entities are subject to cybersecurity review by the CAC, since neither we nor the operating entities currently have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. As of the date of this prospectus, we have not received any notice from any authorities identifying the operating entities as CIIOs or requiring us or the operating entities to undergo a cybersecurity review or network data security review by the CAC. The operating entities have taken measures to ensure their compliance with related cybersecurity laws.

19

There remains uncertainty as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. Furthermore, many specific requirements of the Personal Information Protection Law and other laws related to data securities remain to be clarified by the CAC, other regulatory authorities, and the courts, for practical application. We may be required to adjust our business practices to comply with the personal information protection laws and regulations. There is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws should they be deemed to be applicable to the operations of the operating entities. There is no certainty as to how such review or prescribed actions would impact such operations and we cannot guarantee that any clearance can be obtained, or maintained, if approved, or any actions that may be required can be taken in a timely manner, or at all.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. We currently have no operations in Hong Kong but may conduct strategy and management consulting, industry research reports, senior management training and certification courses in the future in that special administrative region. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

20

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

All of our operations are located in China and Hong Kong and substantially of our net revenues are derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention.

21

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in the PRC, and substantially all of our assets are located in China. In addition, our current officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have, and any interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets could have a material and adverse effect on our business.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, which is structured as a holding company, and we operate our business principally through the operating entities in the PRC. We currently have no operations in Hong Kong but may conduct strategy and management consulting, industry research reports, senior management training and certification courses in the future in that special administrative region. We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. To the extent cash in the business is in accounts located in the PRC or Hong Kong, or held at a PRC or Hong Kong operating entity, the cash may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of you or your subsidiaries to transfer cash outside of the PRC or Hong Kong.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on Foreign-Invested Enterprises, or FIEs, in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) a foreign loan of less one year duration procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by our PRC subsidiaries is required to be applied to the National Development and Reform Commission, or NDRC, in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided by us to our PRC operating subsidiaries, must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC Subsidiary. If we fail to complete such registrations, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

22

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi to fund our PRC operating subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. The operating entities are subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. The operating entities have operations, agreements with third parties, and make sales in China, which may experience corruption. The activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws as of the date of this prospectus, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment.

The PRC government imposes controls and restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our income is received in Renminbi and shortages in the availability of foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy their foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

23

Although the audit report included in this prospectus was issued by Singapore auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP Agreement”) with the China Securities Regulatory Commission and the Ministry of Finance. The SOP Agreements establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed the its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which became law on December 29, 2023, amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The audit report included in this prospectus was issued by Assentsure PAC, a Singapore-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Assentsure PAC in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

24

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we primarily rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Common stock.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the NPC which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (SAMR) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

25

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As of the date of this disclosure, The PRC residents have applied for foreign exchange registration under the SAFE Circular 37 and other related rules. Although they are in the process of making foreign exchange registration, they may still face with the above said possible fines in accordance with the PRC Laws.

26

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, promulgated by SAFE in 2012, or SAFE Notices No. 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company offered to the director, supervisor, senior management and other employees of, and any individual who has labor relationship with its domestic affiliated entities are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our director, our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations for our employee incentive plans after our listing may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our director, our executive officers and employees under PRC law.

In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options or are granted with restricted shares. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

27

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the common stock or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

28

Risks Related to This Offering and the Shares

There has been no public market for our Shares prior to this offering, and you may not be able to resell the Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Shares. We plan to list the Shares on the OTCQB. Our Shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. Even if we are successful at having our Shares listed on the OTCQB, if an active trading market for the Shares does not develop after this offering, the market price and liquidity of the Shares will be materially and adversely affected.

We cannot assure you that an active trading market for the Shares will develop or that the market price of the Shares will not decline below the initial public offering price.

The market price for the Shares may be volatile.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Shares.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers or our industry;

●	conditions in the artworks business and the public perception of the legitimacy and ethics of certain business practices of our competitors or other market players within the industry;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other artworks businesses;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

29

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Shares; and

●	sales or perceived potential sales of additional Shares.

The trading market for the Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Shares or publish inaccurate or unfavorable research about our business, the market price for our Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Shares, the market price for the Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund our development and growth. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our Director Ruowen Li has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our director. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Substantial future sales or perceived potential sales of Shares in the public market could cause the price of the Shares to decline.

Sales of Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Shares to decline. Immediately after the completion of this offering, we will have 100,000,000 Shares outstanding. All Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our executive officers, our director and shareholders holding at least ten percent of our common stock have agreed not to sell our Shares for a period of 180 days following the effective date of this prospectus, subject to extension under specified circumstances. Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

30

The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with this offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

The M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain, or a delay in obtaining, the requisite governmental approval for an offering, or a rescission of such CSRC approval if it is obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on the operating entities in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect the operating entities’ business, financial condition, and results of operations. There remains uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering. We may face regulatory actions or other sanctions from the CSRC. According to our PRC legal counsel, DeHeng Law Offices (Shenzhen), we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. As of the date of this prospectus, neither we nor the operating entities have been subject to any investigation, or received any notice, warning, or sanction from applicable government authorities related to this offering. In addition, neither we nor the operating entities have been involved in any review, investigation, enquiry, penalty, or other legal proceedings initiated by applicable governmental or regulatory authorities or third parties in relation to this offering.

If it is determined in the future that CSRC approval or other procedural requirements are required prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and whether such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, could subject us to sanctions by the relevant PRC government authorities. The government authorities may impose restrictions and penalties on us, such as the suspension of services, revocation of licenses, or shutting down part or all of the operations, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from an offering into China. The PRC government authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. According to our PRC legal counsel, DeHeng Law Offices (Shenzhen), as of the date of this prospectus, neither we nor the operating entities (i) are required to obtain permissions from any PRC authorities to operate or issue our ordinary shares to foreign investors, (ii) are subject to permission requirements from the CSRC or any other entity that is required to approve the operating entities’ operations, or (iii) have received or were denied such permissions by any PRC authorities.

In addition, if the PRC government authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, there is no assurance that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

31

We may need additional capital and may sell additional Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, UNIMOS Holdings Limited, which was 100% owned by Guangyi Sui, will own approximately 52.34% of the total voting power of our outstanding Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our stockholders may be different than you might receive from other public reporting companies.

32

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the OTCQB. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the OTCQB corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the OTCQB corporate governance requirements. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance after the completion of this offering.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the OTCQB listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the OTCQB, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

33

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;
●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenues, costs or expenditures;
●	our dividend policy;
●	our expectations regarding demand for and market acceptance of our products and services;
●	our expectations regarding our relationships with customers and business partners;
●	the trends in, expected growth in and market size of the art and collectible industry;
●	our ability to maintain and enhance our market position;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;

34

●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations, in particular in the digital wallet industry;
●	relevant governmental policies and regulations relating to our businesses and industry;
●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;
●	our ability to generate cash flow and profitability and continue as a going concern;
●	our ability to attract, train and retain executives and other employees;
●	the development of the global financial and capital markets;
●	fluctuations in inflation, interest rates and exchange rates;
●	general business, political, social and economic conditions in China and the overseas markets we have business;
●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry; and
●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. The digital wallet industry may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. See “Risk Factors— Risks Related to This Offering and the Shares.” Therefore, you should not place undue reliance on these statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

35

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our director has sole discretion whether to pay dividends. If our director decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our director may deem relevant.

The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital and Articles of Association — Ordinary Shares, and — Distribution” for additional information. Payment of dividends may be subject to China withholding taxes. See “Risk Factors—Risks Related to Doing Business in China” and “Regulations” for additional information.

OUR HISTORY AND CORPORATE STRUCTURE

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands on May 24, 2022. The Company is the 100% owner of the Company’s Hong Kong operating subsidiary: Qilun Culture (HK), a limited company that was organized under the laws of Hong Kong on November 12, 2021. Qilun Culture (HK) is the 100% owner of OD&SR Institute, a limited company that was organized under the laws of Hong Kong on October 31, 2022. The Company is also the 100% owner of Qilun Group, a limited company that was organized under the laws of Hong Kong on June 14, 2022. Qilun Group (HK) is the 100% owner of the Company’s intermediate holding company Qilun Holding (Shenzhen), a PRC company organized under the laws of the PRC on August 29, 2022. Qilun Holding (Shenzhen) is the 100% owner of the Company’s PRC operating subsidiary: Qilun Culture (Shenzhen), a limited company organized under the laws of the PRC on February 26, 2021. Qilun Culture (Shenzhen) is the 100% owner of the Company’s other PRC operating subsidiaries:

1.	Shenzhen Houhaitang, a limited company organized under the laws of the PRC on March 31, 2014, and wholly acquired by Qilun Culture (Shenzhen) on December 31, 2021; and

2.	Qilun Enterprise Management, a limited company organized under the laws of the PRC on December 7, 2021.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Corporate Reorganization: Basis for Accounting

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on May 24, 2022. Our principal corporate address is Room 2201, Modern International Building, No. 3038, Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen City, Guangdong Province, PRC. Our telephone number is +86 755 83985414. Our website address is www.qilungroup.com.cn. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

Qilun through its operating subsidiaries, which have headquarters in Shenzhen, Guangdong of China, we produce and distribute cultural products, including calligraphy, paintings, art house decorations, artwork home goods, books, and cultural and creative products, and provide related services such as design, planning, exhibition installation, video recording and production. Qilun currently has 24 full-time employees.

Qilun’s subsidiaries are as follows:

●	Qilun Group Limited (“Qilun Group (HK)”), which was established on June 14, 2022 under the laws of Hong Kong. Qilun controlled 100% of the ownership of Qilun Group (HK) since establishment.

●	Qilun Holding (Shenzhen) Co., Limited (“Qilun Holding (Shenzhen)”), a privately held limited company registered in Guangdong, China on August 29, 2022. Qilun Group (HK) controlled 100% of the ownership of Qilun Holding (Shenzhen) since establishment.

●	Qilun Culture (Shenzhen) Group Co., Ltd. (“Qilun Culture (Shenzhen)”), a privately held limited company registered in Guangdong, China on February 26, 2021. On October 14, 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

●	Qilun Culture (HK) Co., Ltd. (“Qilun Culture (HK)”), which was established on November 12, 2021 under the laws of Hong Kong. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Culture (HK) since establishment. On August 24, 2022, Qilun Culture (Shenzhen) transferred 100% of the ownership of Qilun Culture (HK) to Qilun.

●	Oriental Dream and Strategic Research Institute Limited (“OD&SR Institute”), which was established on October 31, 2022 under the laws of Hong Kong. Qilun Culture (HK) controlled 100% of the ownership of OD&SR Institute since establishment.

●	Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd. (“Qilun Enterprise Management Consultant”), a privately held limited company registered in Guangdong, China. On December 7, 2021. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Enterprise Management Consultant since establishment.

●	Shenzhen Houhaitang Culture Communication Co., Ltd. (“Shenzhen Houhaitang”), a privately held limited company registered in Guangdong, China on March 31, 2014. On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Shenzhen Houhaitang from the original shareholders of Shenzhen Houhaitang.

37

Reorganization

On October 14, 2022, the Company completed a corporate reorganization to combine several controlled entities (now referred to as the “subsidiaries”) into Qilun. The specific transactions related to this reorganization are as follows:

The reorganization involved the incorporation of Qilun, and its wholly-owned subsidiaries, Qilun Group (HK), Qilun Culture (HK) and Qilun Holding (Shenzhen); and the transfer of all equity ownership of Qilun Culture (Shenzhen).

On May 24, 2022, Qilun Group Inc. issued 61,000,000 of its ordinary shares, representing 61% of all outstanding ordinary shares, to UNIMOS Holdings Limited, a wholly owned holding company of Guangyi Sui.

On June 14, 2022 and August 29, 2022, Qilun established its wholly-owned subsidiaries, Qilun Group (HK) and Qilun Holding (Shenzhen).

On October 14, 2022, the original shareholders of Qilun Culture (Shenzhen) signed Equity Transfer Agreements with Qilun Holding (Shenzhen), whereby shareholders of Qilun Culture (Shenzhen) transferred 100% of the controlling interest in Qilun Culture (Shenzhen) to Qilun Holding (Shenzhen).

As a result of the transactions, Guangyi Sui hold 61% of the Company’s outstanding shares through his wholly owned holding company UNIMOS Holdings Limited. Prior to the transaction, Guangyi Sui controlled Qilun Culture (Shenzhen). Therefore, the transaction was accounted for as a business combination of entities under common control in accordance to ASC 805-50-30-5. Accordingly, the assets and liabilities of the Company and its subsidiaries are presented at the their carrying values at the date of the transaction; the Company’s historical stockholders’ equity was retroactively restated to the first period presented, as the established and acquisition of Qilun Group (HK), Qilun Holding (Shenzhen), Qilun Culture (Shenzhen) and its wholly-owned subsidiaries Qilun Culture HK and Qilun Enterprise Management Consultant was treated as a business combination of entities under common control. Since the Company and its subsidiaries are effectively controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

Guangyi Sui was the controlling shareholder of Qilun Culture (Shenzhen) since its establishment, during which period Guangyi Sui had voting and managerial control over Qilun Culture (Shenzhen).

On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Houhaitang from the original shareholders of Houhaitang, the total consideration for the acquisition is $15,720 (RMB 100,000), the Company recognized the gain on bargain purchase of $158,675 recognized in connection with the acquisition.

Plan of Operations

Since 2021, our subsidiary, Qilun Culture (Shenzhen), has been involved in developing and implementing its business plan. We plan to continue to expand our operations. We will concentrate on the following areas to grow our operations:

●	Further expanding our product offerings; we intend to expand our product offerings in order to reach new markets so as to have a stable base for competition;

●	Continue to expand our nationwide network coverage; attract new customers; and

●	Further upgrade our service standards to enhance customer experience; cultivate customer loyalty.

38

Results of Operations

Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021

The following table summarizes our operating results for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

	For the Six Months Ended
	June 30,		Change
	2022	2021	$	%
Total revenue	$1,852,524	$66,703	$1,785,821	2,677%
Cost of revenue	589,301	8,035	581,266	7,234%
Gross Profit	1,263,223	58,668	1,204,555	2,053%
Total operating expenses	1,439,883	154,844	1,285,039	830%
Loss from operations	(176,660)	(96,176)	(80,484)	84%
Other income	206,858	800	206,058	25,757%
Profit / (loss) before income taxes	30,198	(95,376)	125,574	(132)%
Income tax	(2,054)	-	(2,054)	n/a
Net Income / (loss)	$28,144	$(95,376)	$123,520	(130)%

The Company began operations in the beginning of 2021, most of the operations in 2021 were in the second half of the year. During the six months ended June 30, 2021, our revenue was only $66,703, it was the only revenue in June of 2021 or during the six months ended June 30, 2021. During the six months ended June 30, 2022, our revenue was $1,852,524, and was attributable to the sale of cultural products and services provide, primarily derived from sales of painting, calligraphy, magazine, and design, exhibition installation and other services. As of June 30, 2022, we operate through three entities: Qilun Culture (Shenzhen), Qilun Enterprise Management Consultant and Shenzhen Houhaitang, each of which are established in Shenzhen, Guangdong Province of China.

Cost of revenue mainly consists of our products sales and cost for service providers who perform stand construction, image and video production, design and renovation and other services for our customers. During the six months ended June 30, 2022, our cost of revenue was $589,301, with the result that our gross profit was $1,263,223, a gross margin of more than 68%. Gross margin at that level was sufficient to operate profitably. The Company continues to invest heavily in advertising and promotion expenses in the near future as it continues to establish and expand its brand and products and services.

During the six months ended June 30, 2022, our cost of revenue increased $581,266 or 7,234% as compared with the cost of revenue of $8,305 for the six months ended June 30, 2021, because of most of the operations in 2021 were in the second half of the year, only one revenue record in the six months ended June 30, 2021.

Operating expenses consist primarily of advertising and promotion expenses, salaries and benefits, office expenses, and depreciation and amortization. Our operating expenses in the six months ended June 30, 2022 was $1,439,883, an increase of $1,285,039 or 830% as compared with the operating expenses of $154,844 for the six months ended June 30, 2021, the components of the increase in operating expenses were primarily included:

●	$185,976 in advertising and promotion expenses;
●	$153,476 in office expenses;
●	$409,949 in salaries and benefits expenses,
the increase in advertising and promotion expenses, office expenses and salaries and benefits expenses were primarily caused by the company has the first fully operations during the six months ended June 30, 2022 described above;
●	$409,742 in professional fee, the increase was the result of the corporate reorganization, and the expenses of preparing for registration as a reporting company in the United States.

As described above, our net income for the six months ended June 30, 2022 was $28,144, and the Company’s net loss was $95,376 for the six months ended June 30, 2021 since the initiation of operations was in the beginning of 2021 and most of the operations in 2021 were in the second half of the year.

Our reporting currency is the U.S. dollar. Our primary local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by OANDA on the balance sheet date. Translation adjustments resulting from this process are included in other comprehensive income. For the six months ended June 30, 2022 and 2021, foreign currency translation adjustments of $25,586 and $202, respectively, have been reported as other comprehensive income in the consolidated statement of operations and comprehensive income.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table summarizes our operating results for the year ended December 31, 2021 as compared to the year ended December 31, 2020.

	For the Year Ended
	December 31,		Change
	2021	2020	$	%
Total revenue	$1,519,266	$-	$1,519,266	n/a
Cost of revenue	411,290	-	411,290	n/a
Gross Profit	1,107,976	-	1,107,976	n/a
Total operating expenses	775,504	-	775,504	n/a
Income from operations	332,472	-	332,472	n/a
Other income	175,427	-	175,427	n/a
Profit before income taxes	507,899	-	507,899	n/a
Income tax	(23,520)	-	(23,520)	n/a
Net Income	$484,379	$-	$484,379	n/a

The Company began operations in the beginning of 2021. During the year ended December 31, 2021, our revenue was $1,519,266, and was attributable to the sale of cultural products and services provide, primarily derived from sales of painting, calligraphy, magazine, and design, exhibition installation and other services. As of December 31, 2021, we operate through three entities: Qilun Culture (Shenzhen), Qilun Enterprise Management Consultant and Shenzhen Houhaitang, each of which are established in Shenzhen, Guangdong Province of China.

Cost of revenue mainly consists of our products sales and cost for service providers who perform stand construction, image and video production, design and renovation and other services for our customers. During the year ended December 31, 2021, our cost of revenue was $411,290, with the result that our gross profit was $1,107,976, a gross margin of more than 73%. Gross margin at that level was sufficient to operate profitably. The Company continues to invest heavily in advertising and promotion expenses in the near future as it continues to establish and expand its brand and products and services.

Operating expenses consist primarily of advertising and promotion expenses, salaries and benefits, office expenses, and depreciation and amortization. Our operating expenses in fiscal year 2021 was $775,504 and primarily included:

●	$144,384 in advertising and promotion expenses;
●	$329,989 in salaries and benefits expenses; and
●	$164,346 in office expenses in the year ended December 31, 2021.

As described above, our net income for the year ended December 31, 2021 was $484,379, and the Company’s net income was $nil for the year ended December 31, 2020 since the initiation of operations was in the beginning of 2021.

Our reporting currency is the U.S. dollar. Our primary local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by OANDA on the balance sheet date. Translation adjustments resulting from this process are included in other comprehensive income. For the years ended December 31, 2021 and 2020, foreign currency translation adjustments of $6,884 and $0, respectively, have been reported as other comprehensive income in the consolidated statement of operations and comprehensive income.

Liquidity and Capital Resources

As of June 30, 2022, the Company had $6,067,488 in cash. On the same date, we had a working capital of $3,225,924, of which $6,067,488 was cash and cash equivalents, and $1,145,320 was the arising from advance prepayment by customers for the purchase of services and products.

We anticipate that our future liquidity requirements will arise from the need to fund growth of our businesses, including developing new products and services lines, expanding our marketing and distribution network, and partnering with more well-known artists and content creators. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds. We expect Ruowen Li, our Director and Chief Executive Officer, to continue to provide support in the future, if needed. However, we can provide no assurances that we will be able to generate sufficient cash flows from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

39

Cash Flows

The following summarizes the key components of our cash flows for the six months ended June 30, 2022 and 2021 and for years ended December 31, 2021 and 2020.

Six Months ended June 30, 2022 and 2021:

	For the Six Months Ended June 30,		Change
	2022	2021
Net cash used in operating activities	$(361,242)	$(141,209)	$(220,033)
Net cash used in investing activities	(543,440)	(142,655)	(400,785)
Net cash provided by financing activities	5,442,218	367,169	5,075,049
Effect of exchange rate fluctuation on cash and cash equivalents	(237,090)	178	(237,268)
Net increase in cash and cash equivalents	4,300,446	83,483	4,216,963
Cash and cash equivalents, beginning of period	1,767,042	-	1,767,042
Cash and cash equivalents, ending of period	$6,067,488	$83,483	$5,984,005

Years ended December 31, 2021 and 2020:

	For the Year Ended December 31,		Change
	2021	2020
Net cash provided by operating activities	$1,391,332	$-	$1,391,332
Net cash used in investing activities	(178,944)	-	(178,944)
Net cash provided by financing activities	529,896	-	529,896
Effect of exchange rate fluctuation on cash and cash equivalents	24,758	-	24,758
Net increase in cash and cash equivalents	1,767,042	-	1,767,042
Cash and cash equivalents, beginning of year	-	-	-
Cash and cash equivalents, ending of year	$1,767,042	$-	$1,767,042

Net Cash Used in Operating Activities

For the six months ended June 30, 2022, we had cash used in operating activities of $361,242, an increase of $220,033 from the same period of 2021, during which we had a few operating activities. Cash used in operations during the six months ended June 30, 2022 was primarily generated from an increase in prepayments of $255,855 of the Company.

For the year ended December 31, 2021, we had cash provided by operating activities of $1,391,332, an increase of $1,391,332 from the same period of 2020, during which we had no operating activities. Cash provided by operations during fiscal 2021 was primarily generated from an increase in customer deposits of $967,688.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2022 was $543,440, compared to the net cash used in $142,655 for the six months ended June 30, 2021. The cash was mainly dividends to shareholder of $277,834 and purchase of $265,606 fixed assets for Qilun Culture (Shenzhen), mainly to purchase office equipment and furniture for operations.

Net cash used in investing activities for the year ended December 31, 2021 was $178,944, compared to $nil for the year ended December 31, 2020. The cash was mainly used for the purchase of $190,503 fixed assets for Qilun Culture (Shenzhen), mainly to purchase office equipment and furniture for operations.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for six months ended June 30, 2022 was $5,442,218, compared to the net cash provided by $367,169 for the six months ended June 30, 2021. For six months ended June 30, 2022, the Company received an advance of $2,142,228 for the sale of 10,550,000 shares to be issued and shareholder contribution of $3,610,292 for Qilun Culture (Shenzhen) from its original shareholder for the six months ended June 30, 2022.

Net cash provided by financing activities for the year ended December 31, 2021 was $529,896, compared to $nil for the year ended December 31, 2020. For the year ended December 31, 2021, the Company made a payment of $93,652 for operating lease, and got $623,548 from related parties for the daily operation of the Company, these debts due to related parties were unsecured, repayable on demand, and interest free.

Application of Critical Accounting Policies

In preparing our financial statements, we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In the preparation of the financial statements for the six months ended June 30, 2022 and for the year ended December 31, 2021 and 2020, there was no estimate that was (a) subject to a high degree of uncertainty and (b) material to our results.

Trends, Events and Uncertainties – COVID-19

The COVID-19 pandemic has had a significant adverse impact and created many uncertainties related to our business, and we expect that it will continue to do so. The Company is experiencing challenges in sales, which have increased the Company’s financial uncertainty. Our future business outlook and expectations are very uncertain due to the impact of the COVID-19 pandemic and are very difficult to quantify. It is difficult to assess or predict the impact of this unprecedented event on our business, financial results or financial condition. Factors that will impact the extent to which the COVID-19 pandemic affects our business, financial results and financial condition include: the duration, spread and severity of the pandemic; the actions taken to contain the virus or treat its impact, including government actions to mitigate the economic impact of the pandemic; and how quickly and to what extent normal economic and operating conditions can resume, including whether any future outbreaks interrupt the economic recovery.

40

Recently, there has been an increasing number of COVID-19 cases, including cases involving the COVID-19 Delta and Omicron variants, in multiple cities in China. The Chinese local authorities have reinstated certain measures to keep COVID-19 in check, including compulsory quarantine arrangements, travel restrictions and stay-at-home orders. The reinstatement of these restrictions in early 2022 have adversely affected our operations by, for example, making it more difficult to conduct our sales and marketing and promotional efforts. The COVID-19 global pandemic has resulted in, and may intensify, global economic distress, and the duration and extent of the impact of COVID-19 outbreak is highly uncertain at this time. We are unable to predict the extent to which the pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our strategic objectives.

Other than the factors listed above we do not know of any trends, events or uncertainties that have had or are reasonably expected to have a material impact on our net sales or revenues or income from continuing operations.

Off Balance Sheet Transactions

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Impact of Recent Accounting Pronouncements

New accounting rules and disclosure requirements can significantly impact the comparability of our financial statements. Please refer to Note 2 of our consolidated financial statements included in this prospectus.

There were no other recent accounting pronouncements that we expect to have a material effect on the Company’s financial position or results of operations.

Management

Set forth below are the names of our current Director, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Ruowen Li	38	Chief Executive Officer and Director

Director Agreements and Indemnification Agreements

We have entered into employment agreement with our executive officer. Our executive officer has been employed for three years and is expected to continue until May 31, 2025. We and our executive officer may renew this employment agreement upon mutual consent. We may terminate the employment of the executive officer at any time for cause, without notice or remuneration, including but not limited serious violation by the executive officer of labor discipline or rules and regulations of the Company, serious dereliction of duties or engaging in malpractice for personal gains by the executive officer, which causes material losses to the interests of the Company, or investigation of criminal liability against the executive officer in accordance with law. An executive officer may terminate her employment at any time with one month’s prior written notice.

We plan to enter into indemnification agreements with our director and executive officer. Under this agreement, we agree to indemnify our director and executive officer against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of the Company to the fullest extent permitted by law with certain limited exceptions.

41

Compensation of our Director and Executive Officers

The compensation paid, and benefits in kind granted, to our director, principal executive officer and principal financial and accounting officer as of the end of the fiscal years ended December 31, 2021 and 2020 as follows:

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
Ruowen Li Chief Executive Officer and Director	2021 2020	— —	— —	— —	— —

Insurance

The Company currently pays for medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, pension benefits or other insurance for all of its employees, in each case pursuant to applicable PRC or Hong Kong law.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Committees of the Board

The Company does not currently have, and does not currently intend to establish, any committees of the Board of Directors.

Share Incentive Plan

The Company does not currently have a share incentive plan.

INDUSTRY

Overview of Cultural Creativity

The cultural creative industry is an emerging industry rooted in traditional Chinese culture, with creative design at its core, supported by modern scientific and technological means and integrating the knowledge intensity and value orientation. We believe the cultural creative industry meets the spiritual, cultural, entertainment, psychology and similar needs of consumers and society. As a new and emerging cultural industry, the cultural creative industry has the characteristics of additive cultural economic value.

We believe that Chinese culture, as one of the four primary ancient civilizations, has bequeathed an extremely rich tradition of cultural resources embodied in its language and calligraphy, the physical monument of the Great Wall, world-renowned silk cultivation, Peking Opera, porcelain, the Chinese zodiac, kung fu and other cultural symbols. That legacy has developed into an important source of artistic and creative design inspirations.

In creative design, we mine and integrate China’s rich traditional cultural resources, with an emphasis on the unification of our traditional inheritance with contemporary innovation, Chinese history and culture and modern science and technology, to make traditional culture glow with new vitality in today’s world.

42

The Development of China’s Cultural and Creative Industry

Analysis of China’s Per Capita Income

With the ongoing improvement of China’s economic vitality, the income level of PRC urban and rural residents has also continued to increase. Data from the PRC National Bureau of Statistics shows that the per capita disposable income of urban households increased from 19,109 yuan in 2010 to 43,834 yuan in 2020, with a compound annual growth rate of 8.66%. This has laid a solid foundation for the sustained growth of China’s cultural and creative product consumption market.

Per capita income in China, 2010-2020 (Unit: Yuan)

Data source: National Bureau of Statistics

The Industrial Scale has been Expanding

As household consumption has shifted from “material consumption” to “spiritual and cultural consumption”, cultural creativity and design services have maintained a fast growth rate. According to data from the National Bureau of Statistics, from 2017 to 2019, the added value of China’s cultural creative and design service industry increased from 453.7 billion yuan to 764.04 billion yuan, with a compound annual growth rate of 30%, and its proportion in the added value of cultural and related industries increased from 13.10% to 17.2% during the same period. According to additional National Bureau of Statistics data, the added value of the cultural creative and related industries in 2020 was 4494.5 billion yuan, an increase of 1.3% over the previous year (excluding price factors), accounting for 4.43% of the PRC’s gross domestic product (GDP), a decrease of 0.07 percentage points over the previous year. The development of added value of cultural and related industries in recent years is shown in the following chart:

The added value of my country’s cultural and related industries and its proportion in GDP

Source: National Bureau of Statistics, Guoyuan Securities Research Institute

43

Industry Development Trend and Competition Pattern

Related operating income

Cultural and creative industry is an important product in the process of economic transformation in developed countries. With its characteristics of using cultural and creative industry to enhance the added value of products and broaden the industrial value chain, it has become an important driving force for economic transformation and upgrading and an important means of national soft power competition. In 2021, China’s cultural and related operating revenue above designated size was 119,064 billion yuan, up 20.9% year on year.

Source: National Bureau of Statistics, Exhibition Rights Consulting

In 2021, the operating revenue of cultural creative design above designated size in China was 1,956.5 billion yuan, accounting for 16.4% of the total.

At present, the global cultural and creative industries are mainly concentrated in North America with the United States as the main markets, with Western European countries as the core European market and China, Japan and South Korea as the core markets in Asia. In 2021, the number of newly registered related enterprises in China’s cultural and creative industry was 11,464, up 56% year on year.

Source: Exhibition Rights Consultation Collation

44

The Company’s Market - Gift Market

In the gift economy and product market, according to the statistics of Gift Chamber of Commerce of All-China Federation of Industry and Commerce, the total economic scale of China’s gift industry exceeded 1 trillion yuan in 2021.The compound growth rate is expected to reach 8.4% from 2018 to 2025, and the gift market will still maintain relatively fast growth in 2018-2025:

Source: Exhibition Rights Consulting Collection Collation

Industry Market Space

Data from the National Bureau of Statistics shows that from 2012 to 2019, the added value of China’s cultural and related industries grew rapidly, with a compound annual growth rate of about 13.69%. In 2019, the added value of China’s cultural and related industries was about 4,436.3 billion yuan.

45

As household consumption has shifted from “material consumption” to “spiritual and cultural consumption”, cultural creativity and design services have maintained a fast growth rate. According to the National Bureau of Statistics, from 2019 to 2021, the added value of China’s cultural creative and design service industry increased from 764.04 billion yuan to 19,566.5 billion yuan, with a compound annual growth rate of 60%, accounting for 15.2% of the added value of cultural and related industries in the same period, up from 15.10%.

Challenges facing the industry

In recent years, China’s cultural and creative industry has developed rapidly, but the supply of professionals in the industry, especially creative design talents, is far from meeting the current development needs of the industry.

China’s cultural and creative talent training sophistication is in an initial stage of development, and marketable artists and content-producers are in short supply. In our management’s experience, the training of cultural artists and content-producers is time and resource intensive. In addition, the knowledge, demographics and geographic dispersal of artists and content-producers within the industry are not in balance and does not correlate to the market demand for talent. The demand for marketable talent and structural imbalances makes it difficult for domestic professionals to capitalize on the demand within the cultural and creative industries.

The cultural and creative industry covers a wide range of areas, and enterprises in the industry have their own characteristics in terms of business forms and market positioning. At the same time, due to a segmented market, industry concentration is low, with few enterprises dominating the market or commanding significant brand awareness. Increasing domestic consumption of spiritual and cultural products, coupled with increased marketing and cultural awareness, we believe the market opportunity for the cultural and creative industry has gradually increased, the available market has been expanded which has gradually attracted a large number of new entrants, thus intensifying the competition in the industry.

46

BUSINESS

Overview of the Company

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands on May 24, 2022. The Company is the 100% owner of the Company’s Hong Kong subsidiaries: Qilun Culture (HK), a limited company that was organized under the laws of Hong Kong on November 12, 2021 and Qilun Group (HK), a limited company that was organized under the laws of Hong Kong on June 14, 2022. Qilun Culture (HK) is the 100% owner of OD&SR Institute, a limited company that was organized under the laws of Hong Kong on October 31, 2022.

Qilun Holding (Shenzhen) is a PRC company organized under the laws of the PRC on August 29, 2022, whose shares are wholly owned by Qilun Group (HK).

In October 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

Qilun Culture (Shenzhen), a limited company organized under the laws of the PRC on February 26, 2021 is the 100% owner of the Company’s PRC operating subsidiaries:

1.	Shenzhen Houhaitang, a limited company organized under the laws of the PRC on March 31, 2014, and wholly acquired by Qilun Culture (Shenzhen) on December 31, 2021; and

2.	Qilun Enterprise Management Consultant, a limited company organized under the laws of the PRC on December 7, 2021.

Qilun Culture (HK) was wholly-owned by Qilun Culture (Shenzhen) since its incorporation; on August 24, 2022, 100% equity of Qilun Culture (HK) was transferred from Qilun Culture (Shenzhen) to the Company.

Qilun Culture (Shenzhen) has been in the business of the research, development, design, outsourced production and sales of Chinese cultural and creative art collectibles and artwork home goods since inception.

Shenzhen Houhaitang has been in the business of retail sales of books since its acquisition by Qilun Culture (Shenzhen). Shenzhen Houhaitang has obtained the Publications Operation License issued by Shenzhen Nanshan District Press and Publication Bureau on May 17, 2022.

The Company did not have any significant corporate transactions since inception and capital expenditures and divestitures during the previous three years.

Corporate Structure

The following chart sets forth our corporate structure as of the date of this prospectus.

47

Business of the Company

General

Qilun is in the business of the research, development, design, outsourced production and sales of Chinese cultural and creative art collectibles, art house decorations and artwork home goods. As a pioneer of an innovative brand of new Chinese culture, the Company partners with famous artists and brand experts from all over the world to explore the practice and product application value of this new emerging Chinese culture.

In the process of research, development and design, the Company integrates many Chinese cultural elements and the intellectual property of well-known artists, including original and reproduced paintings and other visual arts, home decorations, home goods and other products. Our products are distributed and sold in a variety of provinces and regions across China.

The Company believes its cultural and creative products are grounded in Chinese cultural themes which derive market value through creative transformation and presentation of such cultural themes. Our value-added products rely on the wisdom, skills and talents of our collaborating artists and content designers. We derive success through the commercial development and application of the intellectual property of our creative artists and content designers.

Our Products and Services

Our principal product lines consist of:

●	Original paintings and calligraphy artwork – original paintings and calligraphy artworks made by our partner artists (each original painting or calligraphy artwork is unique);

●	High-quality reproductions – high-quality reproductions of original painting and calligraphy artworks produced with high resolution reproduction technologies (in which the quality of the reproduction is highly comparable to the original artwork while the retail price is much lower than the price of the original artwork);

●	Art house decorations – interior decorations reflecting the Company’s innovative Chinese cultural elements, inspired by Chinese traditions, including decorative swords, scales, tea pots and tea cups;

48

●	Artwork home goods – home goods including bookmarks, notebooks, mugs and other goods that are used in daily life;

●	Retail sales of books – the Company occasionally sells books published by third-party publishers to retail customers, which such sales account for less than 10% of our annual revenue; and

●	Services – the Company provides ancillary research, design, planning, exhibition installation, video recording and production services.

The Company takes efforts to develop new types of art house decorations and artwork home goods.

49

Key Growth Strategies

Key components of our growth strategy include the following:

●	Cooperating with more artists, artwork designers and content-creators to increase our intellectual property and proprietary brands;

●	Expanding our product lines to cater to demands of different types of customers; and

●	Enhancing our brand through various online and offline promotion programs and activities.

Our Strengths

We are dedicated to the development, design, production and sales of high quality products that reflect our innovative brand of new Chinese culture, inspired by five thousand years of Chinese tradition. Our competitive strengths include:

●	Discovery of leading designers and artists: We have gathered leading designers and artists of high-end luxury brands in the cultural and creative arts industry, and have developed deep cooperation with our content-creators. In cooperation with these artists, we have created a series of proprietary brands including:

○	Baihua Huagui Map,
○	Baihua National gift purple sand, and
○	Zen calligraphy and cultural creation.

We believe our proprietary brands and products are widely loved by our customers. The Company currently has close relationships with more than 3 artists, and have collaborated with 3 additional artists in China through licensing or collaborative arrangements.

●	Strong intellectual property creation and operations: We have applied for patent rights or other intellectual property protection for every creative product created by the Company and our creative counterparties. With the support of our strong high-end intellectual property creation and operations, we continue to attract leading artists to establish long-term commercial and creative relationships with us, effectively forming a virtuous circle from intellectual property creation to intellectual property operations. As a promoter of the Chinese cultural and creative industries, we have promoted the commercialization of high-end cultural and creative products in China and formed what we believe is a sizeable and loyal fan community.

●	Mission focused management team: Our management team is a leading factor in the development of China’s high-end cultural and creative products industry. We believe the management team’s insights into market trends and industry trends, as well as the creation of cultural and creative intellectual property and operations, are the main reasons why Qilun Culture has grown rapidly and occupies a leading position in the industry in the southern region of China. The management team is highly experienced in the industry, with an average of over 15 years of brand management experience.

50

Our Challenges

The Company notes the following operational, marketing, and strategic challenges:

●	Our limited operating history makes it difficult to assess the business and prospects in our highly competitive, rapidly evolving and customer-oriented market.

●	Failure to attract, maintain and enhance relationships with designer, content creators and artists, as well as retail and commercial distributors and merchants, will adversely affect profitability and operations.

●	Failure to meet the needs of consumers and attract and retain consumers, or failure to adapt products or business models to the changing needs of such consumers, may have a material adverse impact on the business.

●	Our past growth rate is not necessarily an indicator of our future performance, and our success depends on our ability to execute our business strategy.

●	The business, operating results and financial condition may be adversely affected by the COVID-19 pandemic.

Future Business Plans

Based on market feedback and consumer recognition, we plan to develop new products and services lines, and to partner with more well-known artists and content creators. We expect to improve our sales network to effectively reach our target customers and provide a superb purchase experience for high-end retail consumers.

Sales and Marketing

We market and sell our products through a comprehensive and extensive sales and distribution network to reach consumers, including: (i) self-sales and marketing by our sales and marketing personnel; (ii) regional distribution network; (iii) our online sales and marketing program.

Self-Sales and Promotion

The Company’s sales and marketing department is comprised of eight sales employees who are responsible for development and implementation of marketing strategies, sales of products to retail customers, and coordination with distribution channels of the Company. Our sales and marketing team organizes offline exhibitions and promotion events from time to time in the exhibition room of our offices and event places of third-parties to promote and sell our products to retail customers.

Regional Distribution Network

We cooperate with large and small distribution channels in different geographic areas across China to promote and sell our products. The Company continues to search for distribution channels to partner with in order to expand our products into broader areas in China.

Online Sales and Marketing Program

We also sell our products online through a WeChat© mini-program, named as “Qilun Shuzhai”, that is managed and operated by our sales and marketing personnel. WeChat© mini-programs are “sub-applications” within the WeChat© ecosystem, and provide advanced features to users such as e-commerce, virtual store tour, task management, coupons, and other services. Qilun Shuzhai was created with “Xiaoe-Tech” platform which is a WeChat© mini-program helps users on WeChat© online-shop creation and decoration, content production, user management, etc. The creation process includes uploading business license, bank account information, legal representative’s identification and other information and being verified by Xiaoe-Tech. Qilun Shuzhai delivers articles encompassing a variety of cultural themes and advertisement of our products to its followers who may subsequently forward the articles and advertisement to other users of WeChat©.

51

Customers

The Company markets and sells its products both to retail customers and regional distributors across China. During the fiscal year ended December 31, 2021, sales revenue from the top three customers was US$597,040, or approximately 39.3% of the Company’s total sales for the year. During the six months ended June 30, 2022, sales revenue from the top three customers was US$824,153, or approximately 44.5% of the Company’s total sales for the year.

The Company’s top ten customers (each of which are retail stores) for the fiscal year ended December 31, 2021 and for the six months ended June 30, 2022, were:

FISCAL YEAR ENDED DECEMBER 31, 2021			FOR THE SIX MONTHS ENDED JUNE 30, 2022

No.	Customer	% of Sales	No.	Customer	% of Sales
1.	Shenzhen Yuanding Culture Investment Group Co. LTD	13.29%	1.	Wenzhi Liang	17.3%
2.	Guang Fang Rong	13.08%	2.	Yuan Heng Cultural Travel (Shenzhen) Co., LTD	14.2%
3.	Jingxia Yang	12.93%	3.	Shenzhen Deli Tianhe Cultural Creative Co., LTD	13.0%
4.	Boya Gu	6.41%	4.	Shenzhen Bozhong Industry Development Co. LTD	11.9%
5.	Shenzhen Qisen Culture Holdings CO	6.31%	5.	Haiying Diao	11.6%
6.	Shenzhen Jing Lei Jing Trading Co., LTD	6.27%	6.	Di Zhou	9.6%
7.	Yuan Heng Cultural Travel (Shenzhen) Co., LTD	5.99%	7.	LongXing New Cultural Travel Development (Shenzhen) Co., LTD	1.7%
8.	Shenzhen Yuanheng Culture and Art Creative Co. LTD	4.82%	8.	Shenzhen Qisen Culture Holding Co. LTD	1.6%
9.	LongXing New Cultural Travel Development (Shenzhen) Co., LTD	4.55%	9.	Xunjuan Liu	1.6%
10.	Shenzhen Xinjiahe Cultural Industry Development Co., LTD	3.67%	10.	Mingjie Lu	1.4%
Total (top ten)		77.32%	Total (top ten)		83.9%

Raw Materials

The Company does not purchase any raw materials. All raw materials are purchased and utilized in production by third-party suppliers and counter-parties. The increase of the costs of raw materials may lead to the increase of the charges of third-party suppliers and counter-parties against the Company. If the supplies of raw materials are not sufficient, the production of third-party suppliers and counter-parties may be adversely affected and the Company may encounter a shortage of final goods.

Manufacturing

The Company does not own or operate any manufacturing facilities. All of our products are manufactured or produced by suppliers.

The Company’s top ten vendors for the fiscal year ended December 31, 2021 and for the six months ended June 30, 2022, were:

FISCAL YEAR ENDED DECEMBER 31, 2021			FOR THE SIX MONTHS ENDED JUNE 30, 2022

No.	Vendor	% of Purchases	No.	Vendor	% of Purchases
1.	Shenzhen Tangshe Original Furniture Co., LTD	18.30%	1.	Qilun Classical Art Creation (Shenzhen) Studio	62.8%
2.	Zhaodong Li	14.53%	2.	Yundi (Cangzhou) Furniture Co. LTD	6.3%
3.	Shanghai Wuyuan Science and Technology Service Center	10.38%	3.	Cangzhou Meilun Meika Furniture Co., LTD	6.1%
4.	Shenzhen Houhaitang Culture Communication Co., LTD	9.53%	4.	Shenzhen Ouyimei Industrial Co., LTD	5.9%
5.	Guangyi Sui	6.85%	5.	Shanghai Dinghui Education Technology Co., LTD	2.4%
6.	Shenzhen Handing Cultural Development Co., LTD	4.84%	6.	Yixing City Guoli Zisha Art Research Institute	1.7%
7.	Shenzhen Weixin Printing Co. LTD	4.17%	7.	Artron Culture (Group) Co. LTD	1.7%
8.	Shenzhen Ouyimei Industrial Co., LTD	4.10%	8.	Shenzhen Saiwit Industrial Co., LTD	1.6%
9.	Shenzhen Luohu District Jiya Yilang Arts and Crafts Shop	2.79%	9.	Binhai Kukai Information Technology Co., LTD	1.4%
10.	Artron Culture (Group) Co. LTD	2.64%	10.	Chaozhou Fengxi District Xili Ceramic Business Department	0.9%
Total (top ten)		78.13%	Total (top ten)		90.7%

52

Seasonality

The Company does not believe that its operations, sales or financial results are significantly impacted by seasonality.

Competition

The Artworks market in China is highly competitive. Artworks providers compete for customers based on factors including (i) attractiveness of products to customers; (ii) sales and marketing ability; (iii) pricing and diversity of products; (iv) brand awareness and reputation; and (v) experience and expertise of the management team.

Our main competitors include:

●	other artwork creation entities or workshops or individual artists;
●	traditional artworks retailers; and
●	e-commerce platforms for artworks, for example, Oriental Culture, a U.S. listed company which is an online provider of collectibles and artwork e-commerce services in China.

In addition, we also face potential competitors, including:

●	manufacturers and sellers of art products with non-traditional Chinese cultural attributes, for example, Pop Mart, a Hong Kong listed culture and entertainment company best known for art toys and collectible toys;

●	manufacturers and sellers of non-artwork home goods and house decorations, for example, M&G Group, a China listed company that is the largest comprehensive stationery manufacturer and supplier in China with creativity integrated in its products; and

●	entities/institutes with a large reserve of Chinese classical cultural elements, such as regional history museums in China.

Even though we do not have direct competition with potential competitors at present, these potential competitors may expand their businesses into our field in the future and make use of their mature development, production and sales capabilities and reserves of artists and content-creators to have adverse impact on our business.

Although some of our major and potential competitors may have greater financial resources or larger customer bases than we do, we believe that our high-quality products, our sales and marketing capability, and strong brand recognition in the industry, will enable us to compete effectively in the fast-evolving artworks industry in China.

Employees

As of December 31, 2021, the Company employed a total of 24 full-time employees, consisting of:

●	1 executive;
●	8 technical and research and development employees;
●	8 administrative employees; and
●	7 sales employees.

None of our employees are subject to collective-bargaining agreements. All employment arrangements are in compliance with the laws of the PRC. We believe our relationships with Company employees are satisfactory.

Intellectual Property

Patents. As of the date of this prospectus, the Company owns one patent, which is held in the name of the Company’s PRC operating subsidiary Qilun Culture (Shenzhen):

No.	Patent no.	Name of the patent	Registration #	Filing Day	Grant Date
1	ZL 202230175938.2	Ornaments (Ruyi Libra)	No. 7413306	03/31/2022	06/07/2022

53

Trademarks. The following table contains a list of all trademarks obtained by the Company as of the date of this prospectus (all trademarks are registered in the name of the Company’s PRC operating subsidiary Qilun Culture (Shenzhen):

No.	Registration #	Trademark	Termination of exclusive rights	China Classification/ Category
1	56032921	graphics	12/13/2031	16
2	56032923	graphics	12/13/2031	35
3	56035604	graphics	2031-12-20	39
4	56027961	graphics	2031-12-20	41
5	56022598	graphics	2031-12-20	42
6	59779761	Text	—	14
7	59779761	Text	—	15
8	59779761	Text	—	16
9	59779761	Text	—	18
10	59779761	Text	—	20
11	59779761	Text	—	22
12	59779761	Text	—	26
13	59779761	Text	—	27
14	59779761	Text	—	35
15	59779761	Text	—	39
16	59779761	Text	—	41
17	59783733	Text	—	35
18	59783733	Text	—	41
19	59802726	TAO OF TITANS	—	35
20	60115167	Sui Guangyi	—	35
21	60115167	Sui Guangyi	—	36
22	59802726	TAO OF TITANS	—	41
23	60115167	Sui Guangyi	—	41
24	61449557	graphics	2032-06-06	1
25	61456056	graphics	2032-06-06	2
26	61466802	graphics	2032-06-06	3
27	61464451	graphics	2032-06-06	4
28	61449660	graphics	2032-06-06	5
29	61468812	graphics	2032-06-06	6
30	61470518	graphics	2032-06-06	7
31	61456942	graphics	2032-06-06	8

54

No.	Registration #	Trademark	Termination of exclusive rights	China Classification/ Category
32	61456097	graphics	2032-06-06	9
33	61460836	graphics	2032-06-06	10
34	61453440	graphics	2032-06-06	11
35	61472351	graphics	2032-06-06	12
36	61453723	graphics	2032-06-06	13
37	61469764	graphics	2032-06-06	14
38	61465422	graphics	2032-06-06	15
39	61441477	graphics	2032-06-06	17
40	61449342	graphics	2032-06-06	18
41	61441988	graphics	2032-06-06	19
42	61459495	graphics	2032-06-06	20
43	61442044	graphics	2032-06-06	21
44	61442425	graphics	2032-06-06	22
45	61455903	graphics	2032-06-06	23
46	61447190	graphics	2032-06-06	24
47	61442775	graphics	2032-06-06	25
48	61462297	graphics	2032-06-06	26
49	61446001	graphics	2032-06-06	27
50	61465860	graphics	2032-06-06	28
51	61468633	graphics	2032-06-06	29
52	61448665	graphics	2032-06-06	30
53	61471395	graphics	2032-06-06	31
54	61440953	graphics	2032-06-06	32
55	61468896	graphics	2032-06-06	33
56	61471763	graphics	2032-06-06	34
57	61450771	graphics	2032-06-06	36
58	61443007	graphics	2032-06-06	37
59	61465153	graphics	2032-06-06	38
60	61447579	graphics	2032-06-06	40
61	61465178	graphics	2032-06-06	43
62	61463019	graphics	2032-06-06	44
63	61470592	graphics	2032-06-06	45
64	59809718	Yuan Feng	—	22
65	59836831	Yuan Feng	—	22
66	61909835	Qilun	2032-06-20	8
67	61908853	Qilun	2032-06-20	13

55

No.	Registration #	Trademark	Termination of exclusive rights	China Classification/ Category
68	61913478	Qilun	2032-06-20	15
69	61906380	Qilun	2032-06-20	16
70	61912012	Qilun	2032-06-20	17
71	61916186	Qilun	2032-06-20	18
72	61906409	Qilun	2032-06-20	19
73	61917913	Qilun	2032-06-20	20
74	61917943	Qilun	2032-06-20	21
75	61914455	Qilun	2032-06-20	22
76	61903190	Qilun	2032-06-20	23
77	61900761	Qilun	2032-06-20	26
78	61905365	Qilun	2032-06-20	27
79	61908970	Qilun	2032-06-20	33
80	61903246	Qilun	2032-06-20	34
81	61901099	Qilun	2032-06-20	37
82	61920840	Qilun	2032-06-20	40
83	61901115	Qilun	2032-06-20	45
84	61910349	Qilun	—	1
85	61917027	Qilun	—	2
86	61915294	Qilun	—	3
87	61901658	Qilun	—	4
88	61922987	Qilun	—	5
89	61908761	Qilun	—	6
90	61905305	Qilun	—	7
91	61916124	Qilun	—	10
92	61908846	Qilun	—	11
93	61900746	Qilun	—	24
94	61922661	Qilun	—	25
95	61920803	Qilun	—	28
96	61917995	Qilun	—	29
97	61903231	Qilun	—	30
98	61915971	Qilun	—	31
99	61903612	Qilun	—	32
100	61905413	Qilun	—	44
101	61923334	Qilun	—	14

56

No.	Registration #	Trademark	Termination of exclusive rights	China Classification/ Category
102	35872952	QI LUN + graphics	2030-03-27	9
103	33630857	QI LUN + graphics	2029-08-13	36
104	33630857	QI LUN + graphics	2029-08-13	41
105	33630857	QI LUN + graphics	2029-08-13	9
106	33630857	QI LUN + graphics	2029-08-13	38
107	33630857	QI LUN + graphics	2029-08-13	39
108	33630857	QI LUN + graphics	2029-08-13	42
109	33630857	QI LUN + graphics	2029-08-13	43
110	33630857	QI LUN + graphics	2029-08-13	35
111	33630857	QI LUN + graphics	2029-08-13	12
112	90802713	graphics	—	16
113	90802716	graphics	—	35
114	90802720	graphics	—	39
115	90802731	graphics	—	41
116	90802734	graphics	—	42
117	018558075	graphics	—	16
118	018558075	graphics	—	35
119	018558075	graphics	—	39
120	018558075	graphics	—	41
121	018558075	graphics	—	42
122	305686255	graphics	—	16
123	305686255	graphics	—	35
124	305686255	graphics	—	39
125	305686255	graphics	—	41
126	305686255	graphics	—	42
127	UK00003651989	graphics	—	16
128	UK00003651989	graphics	—	35
129	UK00003651989	graphics	—	39
130	UK00003651989	graphics	—	41
131	UK00003651989	graphics	—	42

57

Copyrights. The following table contains a list of all copyrights obtained by the Company as of the date of this prospectus (all copyrights are registered in the name of the Company’s PRC operating subsidiary Qilun Culture (Shenzhen):

No.	Registration #	Name	Application date	Authorization Date
1	Guozuoji - 2022-F-10083147	Qilun culture LOGO -text	02/28/2021	04/24/2022
2	Guozuoji - 2022-F-10083148	Qilun culture LOGO -graphics	02/28/2021	04/24/2022
3	Guozuoji - 2022-F-10127078	Ruyi libra	11/18/2021	6/27/2022
4	Guo Zuoji - 2021-F-00296652	What the gas	02/26/201	1/18/2022
5	Guo Zuoji - 2021-F-00296653	Giant rattan of Jiaoling Gupo Mountain	02/26/2021	1/18/2022
6	Guo Zuoji - 2021-F-00296654	Wu Dong Shan Qi Feng	02/26/2021	1/18/2022
7	Guo Zuoji - 2021-F-00296655	Xiang Fen Foon with domes	02/26/2021	2022/1/18
8	Guo Zuoji - 2021-F-00296656	The peak of Tumet Left Banner	02/26/2021	1/18/2022
9	Guo Zuoji - 2021-F-00296657	Jade takes advantage of the wind	02/26/2021	1/18/2022
10	2022Z11L0105945	100 flowers flower your picture volume one	04/27/2022	Pending
11	2022Z11L0106640	100 flowers flower your picture volume two	04/28/2022	Pending
12	2022Z11L0149604	100 Flowers flower your picture volume three	06/10/2022	Pending
13	2022Z11L0149667	100 flowers flower your picture volume four	06/10/2022	Pending
14	2022Z11L0149810	100 flowers flower your picture volume five	06/10/2022	Pending
15	2022Z11L0149878	100 flowers flower your picture volume six	06/10/2022	Pending
16	2022Z11L0169296	Baihua Huagui map volume seven	06/28/2022	Pending
17	2022Z11L0169358	Baihua Huagui map volume eight	6/28/2022	Pending
18	2022Z11L0169485	Baihua Hua your picture volume nine	06/28/2022	Pending
19	2022Z11L0169485	100 flowers flower your picture volume ten	06/28/2022	Pending
20	2022Z11L0175802	100 flowers flower your picture volume 11	07/04/2022	Pending
21	2022Z11L0175977	Baihua Huagui map volume 12	2022/07/04	Pending
22	2022Z11L0175999	Baihua Hua your picture volume thirteen	2022/07/04	Pending

58

Internet domain name. As of the date of this prospectus, the Company owns two internet domain names, which are both held by the Company’s PRC operating subsidiary Qilun Culture (Shenzhen):

No.	License	Domain Name	Web site name	Registration Date	Expiration Date
1	Guangdong ICP Prep 2022034555-2	qilungroup.com.cn	Qilungroup.com.cn	05/06/2022	06/05/2027
2	Guangdong ICP Prep 2022034555-1	qilunwenhua.com	Qilunwenhua.com	09/23/2021	09/23/2023

Plants and Equipment

Our PRC operating subsidiary Qilun Culture (Shenzhen) leases two offices, all of which are located in the city of Shenzhen, province of Guangdong, China:

Address	Areas(square meters)	Rent per Month (US$)	Lease Term
2201B, Modern International Building, No. 3038, Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen	250	$4,960	April 1, 2022- March 31, 2024

2201A, Modern International Building, Futian District, Shenzhen	232.26	$10,075	March 10, 2021- March 9, 2023

The Company does not own any real property. The Company believes that its existing leased facilities will be sufficient for operations for the next year.

REGULATIONS

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration of Foreign Exchange, or SAFE, the Ministry of Commerce, or MOFCOM, the National Development and Reform Commission, or NDRC, the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, or SAIC, and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.

59

Regulation Relating to Foreign Investment

PRC Company Law and Foreign Investment Laws

The Company Law of the PRC (the “Company Law”) was promulgated on December 29, 1993 and was subsequently amended on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018. Limited liability companies and stock limited companies established in China shall be subject to the Company Law. Foreign invested enterprises (“FIEs”) must comply with the Company Law, unless the PRC foreign investment laws provide otherwise.

The Foreign Investment Law of the PRC (the “Foreign Investment Law”) was adopted by the National People’s Congress on March 15, 2019, which came into force as of January 1, 2020, and replaced the Law of the PRC on Sino-Foreign Equity Joint Ventures, the Law of the PRC on Sino-Foreign Contractual Joint Ventures and the Law of the PRC on Wholly Foreign-owned Enterprises to become the legal foundation for foreign investment in the PRC. Under the Foreign Investment Law, the State Council of the People’s Republic of China, or the State, shall implement the management systems of pre-entry national treatment and negative list for foreign investment, according to which the treatment given to foreign investors and their investments during the investment access stage shall be no less favorable than that given to their domestic counterparts, and the State shall give national treatment to foreign investment beyond the negative list where special administrative measures for the access of foreign investment in specific fields is specified. Besides, the State shall protect foreign investors’ investment, earnings and other legitimate rights and interests within the territory of the PRC in accordance with the law. The State will take measures to prompt foreign investment such as ensuring fair competition for foreign-invested enterprises to participate in government procurement activities, and protecting the intellectual property rights of foreign investors and foreign-invested enterprises. In respect of administration of foreign investment, foreign investment projects shall go through relevant verification and record-filing formalities if required by relevant PRC laws and regulations. The organization form, institutional framework and standard of conduct of a foreign-invested enterprise shall be subject to the provisions of the Company Law or the Partnership Enterprise Law of the PRC, if applicable.

According to the Catalogue for the Guidance of Foreign Investment Industries first promulgated on June 20, 1995 and amended from time to time and the Provisions for Guiding Foreign Investment Direction issued by the State Council on February 11, 2002 and implemented on April 1, 2002, the foreign-invested projects can be classified into the following categories by industries: encouraged, permitted, restricted and prohibited. The industries not listed in the catalogue belong to the permitted industries for foreign investment projects. According to the Catalogue of Industries for Encouraging Foreign Investment (2022 Version) which was promulgated on October 26, 2022 and became effective on January 1, 2023 and the Special Administrative Measures for the Admission of Foreign Investment (Negative List) (2021 Edition) which was promulgated on December 27, 2021 and became effective on January 1, 2022, the industry in which our PRC subsidiaries are primarily engaged does not fall into the category of restricted or prohibited industries.

Measures on Reporting of Foreign Investment Information was promulgated by the Ministry of Commerce and State Administration for Market Regulation on December 30, 2019 and took effect on January 1, 2020, which repealed the Provisional Methods for Filing Management. According to the Measures on Reporting of Foreign Investment Information, foreign investors or foreign-invested enterprises shall submit investment information through submission of initial reports, change reports, deregistration reports, annual reports etc. Such investment information shall be submitted to the commerce administrative authorities through the Enterprise Registration System and the National Enterprise Credit Information Publicity System. The market regulatory authorities shall promptly forward the aforesaid investment information submitted by foreign investors and foreign-invested enterprises to the commerce administrative authorities.

Regulations Relating to Intellectual Property

Copyright

China has adopted comprehensive legislation governing intellectual property rights, including trademarks and copyrights. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the WTO in December 2001.

In September 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, effective in June 1991 and amended in 2001 and 2010 respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Centre of China.

In order to further implement the Computer Software Protection Regulations, promulgated by the State Council in December 2001 and amended in 2011 and 2013 respectively, the National Copyright Administration issued Computer Software Copyright Registration Procedures in February 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

60

Trademark

According to the Trademark Law of the People’s Republic of China, promulgated by the SCNPC in August 1982, and amended in 1993, 2001, 2013 and 2019 respectively, the Trademark Office of China National Intellectual Property Administration is responsible for the registration and administration of trademarks and is also responsible for resolving trademark disputes in China. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementation of the Trademark Law, which specified the requirements of applying for trademark registration and review.

Patent

According to the Patent Law of the People’s Republic of China promulgated by the SCNPC in 1984 and amended in 1992, 2000, 2008 and 2020, respectively, a patentable invention or a utility model must meet three criteria: novelty, inventiveness and practicability. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, starting from the application date.

Domain Names

In May 2012, the China Internet Network Information Center issued the Implementing Rules for Domain Name Registration setting forth the detailed rules for registration of domain names. In August 2017, the MIIT promulgated the Administrative Measures on Internet Domain Names, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the top-level domain name “.cn”. MIIT adopts the “first to file” principle with respect to the registration of domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Foreign Exchange

The Regulation of the PRC on Foreign Exchange Control, promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008, is the principal regulation on foreign exchange in the PRC. According to such regulation, Renminbi is freely convertible for current account items after due process, including distribution of dividends, trade-related foreign exchange transactions and service-related foreign exchange transactions, whereas foreign exchange for capital account items, such as direct investments or loans, requires prior approval of and registration with the State Administration of Foreign Exchange (the “SAFE”).

According to the Circular of State Administration of Foreign Exchange on the Reform of Administrative Approach for the Settlement of Foreign Exchange Capital Funds of Foreign-funded Enterprises which was promulgated on March 30, 2015 and effective as from June 1, 2015, the voluntary settlement of foreign exchange capital funds for foreign-funded enterprises will be implemented. The foreign exchange capital funds in a foreign-funded enterprise’s capital account which have been recognized by a foreign exchange bureau as the interests of monetary capital contributions or registered with a bank as commercial capital contributions, can be settled in banks according to such enterprise’s actual business operation requirements. The provisional percentage for the voluntary settlement of foreign exchange capital funds for foreign-funded enterprises is 100%.

According to the Notice of State Administration of Foreign Exchange on Reforming and Standardizing Capital Account Foreign Exchange Settlement Administration Policies issued by SAFE on June 9, 2016, it has been specified that, for the capital account foreign exchange income subject to voluntary foreign exchange settlement (including the repatriation of the proceeds from overseas listing), the domestic institutions may conduct the foreign exchange settlement at the banks according to their operation needs. The proportion of the capital account foreign exchange income subject to voluntary foreign exchange settlement was tentatively set as 100%, provided that SAFE may adjust the aforesaid proportion according to the international payment balance status in good time.

61

On January 26, 2017, SAFE promulgated the Circular on Further Improving the Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification (the “SAFE Circular 3”), which became effective on the same date and stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including: to process outbound remittance of profits in an amount equivalent to above USD 50,000 for domestic entities (i) banks shall, under the principle of genuine transaction, check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements, and affix seals on the original version of the tax filing records to indicate the amount and the date of the outbound remittance; and (ii) domestic entities shall use profits to make up for previous years’ losses before remitting the profits. Further, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Regulations Relating to Employment and Social Welfare

Labor Laws

The Labor Law of the People’s Republic of China, or the Labor Law, which became effective in January 1995 and was amended in 2018, and the Labor Contract Law of the People’s Republic of China, or the Labor Contract Law, effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Labor Contract Law which became effective immediately and interprets and supplements the provisions of the Labor Contract Law.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Administrative Provisions on Registration of Social Insurance and the Administrative Regulations on the Housing Provident Fund. Pursuant to these laws and regulations, enterprises in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities.

62

Social Insurance and Housing Provident Funds

The PRC social insurance system is mainly governed by the Social Insurance Law of the PRC (the “Social Insurance Law”). The Social Insurance Law was promulgated by the SCNPC on 28 October 2010, became effective on July 1, 2011 and was amended on December 29, 2018. According to the Social Insurance Law, the Decision of the State Council on the Establishment of the Medical Insurance Program for Urban Workers (effective from December 14, 1998), the Regulation of Insurance for Work-Related Injuries (effective from January 1, 2004 and amended on December 20, 2010), Trial Measures for Maternity Insurance of the Staff and Workers in Enterprises (effective from January 1, 1995), the Regulations on Unemployment Insurance (effective from January 22, 1999), the Interim Regulations on the Collection and Payment of Social Insurance Premiums(effective from January 22, 1999 and most recently amended on March 24, 2019), employers in the PRC shall make social insurance registration with the competent authorities, and pay five basic types of social insurance premiums for their employees, or rather, basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. According to the Social Insurance Law, if an employing entity does not pay the full amount of social insurance premiums as scheduled or required, the social insurance premium collection institution shall order it to make the payment or make up the difference within the stipulated period and impose a daily fine equivalent to 0.05% of the overdue payment from the day on which the payment is overdue. If the payment is not made within the prescribed time, the social insurance authority shall impose a fine ranging from one to three times of the overdue payment amount.

According to the Regulations on Management of Housing Provident Funds which was promulgated by the State Council and came into effect on April 3, 1999 and was amended on March 24, 2002 and March 24, 2019, all business entities (including foreign invested enterprises) are required to register with the local housing provident funds management center and then maintain housing provident fund accounts and pay the related funds for their employees. In addition, for both employees and employers, the payment rate for housing provident fund shall not be less than 5% of the average monthly salary of the employees in the previous year. The payment rate may be raised if the employer desires so. Where an entity fails to deposit the housing provident fund in full within the time limit, it shall be ordered by the housing provident fund management center to deposit the fund within a time limit; if it still fails to deposit the fund within the time limit, the housing provident fund management center may apply to the People’s Court for enforcement.

Regulations Relating to Production Safety

In accordance with the Law on Production Safety of the PRC (the “Production Safety Law”), which was promulgated on June 29, 2002, became effective on November 1, 2002 and was amended on August 27, 2009, August 31, 2014 and June 10, 2021 respectively, entities engaging in production are required to implement production safety measures specified in the Production Safety Law and other relevant laws, administrative regulations, national standards and industry standards. Any entity that does not implement such measures for safe production is prohibited from engaging in production and business operation activities. Entities are required to provide their employees with education and training on production safety. Entities shall also provide their employees with protective gear that meet national and industry standards as well as supervision and proper training to ensure their correct utilization.

Regulations Relating to Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

63

Regulations Relating to Tax in the PRC

Income Tax

The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are VAT taxpayers. On March 21, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value-Added Tax. Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price, starting from April 1, 2019, VAT rate was lowered to 13%.

64

Regulation of Overseas Investment by PRC Residents

On July 4, 2014, the SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Regulations Relating to Overseas Listings

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, our PRC legal counsel, DeHeng Law Offices (Shenzhen), has advised that this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. According to our PRC legal counsel, DeHeng Law Offices (Shenzhen), we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules. However, our PRC legal counsel, DeHeng Law Offices (Shenzhen) has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises and the five application guidelines, which will become effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) companies incorporated in the PRC (“PRC domestic companies”) and (ii) companies incorporated overseas with substantial operations in the PRC. The Overseas Listing Regulations stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market.

65

Neither we nor any of our subsidiaries has not obtained the approval or clearance from either the CSRC, the CAC or any other regulators in China for this offering. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

MANAGEMENT

Director and Executive Officer

The following table sets forth information regarding our director and executive officer as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Ruowen Li	38	Chief Executive Officer, Director

The following is a brief biography of our Chief Executive Officer and Director:

Ruowen Li - Chief Executive Officer, Director

Ruowen Li is the co-founder and general manager of Yue Chen Culture Ltd., a subsidiary of China Ding Yi Feng Corp. Previously, Ruowen Li was non-executive director and advisor to Kaiyu Group. From July 2010 through February 2013, Ruowen Li was a business director and director of the global business group of ISoftStone Information Technology (Group) Co., Ltd. She graduated with a Bachelor of Arts in Economics from Shenzhen University, a Master of Arts in Economics from San Francisco State University and PhD in business administration from University of Illinois, Urbana Champaign. We believe that Ruowen Li qualifies as our sole director because she is the founder of the Company and also has extensive experience in the industry.

Family Relationships

There are no family relationships among our director and executive officers of the Company.

Board of Directors

Our board only has one director.

Duties of Director

Under Cayman Islands law, our director owes fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our director must also exercise its powers only for a proper purpose. Our director also has a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our director must ensure compliance with our memorandum and articles of association, as amended from time to time. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

66

Employment Agreement with our Chief Executive Officer, Ruowen Li

We have entered into employment agreement with our executive officer. Our executive officer has been employed for three years and is expected to continue until May 31, 2025. We and our executive officer may renew this employment agreement upon mutual consent. We may terminate the employment of the executive officer at any time for cause, without notice or remuneration, including but not limited to serious violation by the executive officer of labor discipline or rules and regulations of the Company, serious dereliction of duties or engaging in malpractice for personal gains by the executive officer, which causes material losses to the interests of the Company, or investigation of criminal liability against the executive officer in accordance with law. An executive officer may terminate her employment at any time with one month’s prior written notice.

We plan to enter into indemnification agreements with our director and executive officer. Under this agreement, we agree to indemnify our director and executive officer against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of the Company to the fullest extent permitted by law with certain limited exceptions.

BOARD OF DIRECTORS

Our board will only have one director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our Director may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Committees of the Board of Directors

The Company does not currently have, and does not currently intend to establish, any committees of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Shares and by the executive officers and our director. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Shares.

67

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares. See “Description of Share Capital and Articles of Association”. None of our principal shareholders or our director and executive officers have different or special voting rights with respect to their Shares. Unless otherwise noted below, each shareholder’s address is, c/o Room 2201, Modern International Building, No. 3038, Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen City, Guangdong Province, PRC.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 116,550,000 Shares issued and outstanding, and 116,550,000 Shares outstanding after the close of this offering.

Title of Class (Ordinary Shares)	Name of Beneficial Owner	Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Class
Current Executive Officers And Director	Sancai Holdings Limited (1)	11,000,000	9.44%
Total of All Current Officers and Director (1 person):	Sancai Holdings Limited (1)	11,000,000	9.44%
Other ≥ 5% Beneficial Owners	UNIMOS Holdings Limited (2)	61,000,000	52.34%
	Wuxing Holdings Limited (3)	8,000,000	6.86%
Total Other ≥ 5% Beneficial Owners		69,000,000	59.2%

(1)	Sancai Holdings Limited, a holding company organized under the laws of the British Virgin Islands, is 100% owned and controlled by Ruowen Li. The business address of Sancai Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(2)	UNIMOS Holdings Limited, a holding company organized under the laws of the British Virgin Islands, is 100% owned and controlled by Mr. Guangyi Sui. The business address of UNIMOS Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(3)	Wuxing Holdings Limited, a holding company organized under the laws of the British Virgin Islands, is 100% owned and controlled by Mr. Wenzhi Liang. The business address of Wuxing Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States. We are not aware of any arrangement that may result in a change of control of the Company at a subsequent date.

RELATED PARTY TRANSACTIONS

The following is a description of transactions during our preceding three fiscal years up to the date of this prospectus, to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amount due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

Name of related parties	June 30, 2022	December 31, 2021	December 31, 2021
Ruowen Li	$212,916	$191,953	$-
Jingxia Yang	11,825	392,870	-
	$224,741	$584,823	$-

Amounts due to Ruowen Li and Jingxia Yang represented amounts paid by Ruowen Li and Jingxia Yang for the daily operation of the Company. Ruowen Li is the CEO, director and shareholder of Qilun, Jingxia Yang is her parent. These debts due to related parties were unsecured, repayable on demand, and interest free. Ruowen Li provided loans to the Company in the amount of $164,228 (RMB 1,059,564) in 2021.

The Company received a no-interest loan of $375,089 (RMB 2,420,000) in 2021 from Jingxia Yang. Jingxia Yang is the mother of our Director Ruowen Li. The loan was repaid in full prior to the date of this prospectus.

68

Related parties’ transactions

Purchase from related parties consisted of the following for the periods indicated:

	For the Six Months ended June 30,		For the Year ended December 31,
Name of related parties	2022	2021	2021	2020
Guangyi Sui	$-	$-	$51,149	$-
Zhaodong Li	-	-	108,497	-
Qilun Classical Art Creation (Shenzhen) Studio	572,646	-
Total	$572,646	$-	$159,646	$-

Qilun Classical Art Creation (Shenzhen) Studio is 100% controlled by Zhaodong Li, who is Ruowen Li’s parent, Guangyi Sui, own 52.34% of our outstanding shares who is the controlling shareholder of the Company. These transactions were painting purchase.

Sales to related parties consisted of the following for the periods indicated:

	For the Six Months ended June 30,		For the Year ended December 31,
Name of related parties	2022	2021	2021	2020
Yuanheng Culture Art Creative Co., Ltd.	$12,696	$-	$73,294	$-
Jingxia Yang	17,143	-	196,430	-
Total	$29,839	$-	$269,724	$-

Yuanheng Culture Art Creative Co., Ltd. which is controlled by Ruowen Li and Jingxia Yang, mainly represented the amount of product sales to Yuanheng. Yuanheng Culture Art Creative Co., Ltd. has paid off the balance in November 2022.

Cooperation Agreement on Sales Commission

The Company entered into a Cooperation Agreement on Sales Commission (the “Cooperation Agreement”) with Shenzhen Yuanheng Culture and Art Creative Co., Ltd. (“Shenzhen Yuanheng”), which is 50% owned by our chief executive officer and Director Ruowen Li. Purusan to the Cooperation Agreement, Shenzhen Yuanheng provides the Company with intermediary services for the sale of artworks and cultural and creative products produced by the Company, including but not limited to artwork, fine art, books, clothing and apparel and office supplies. Following Shenzhen Yuanheng’s completion of intermediary services, the Company, in its sole discretion, may settle the transaction: (i) through payment to Shenzhen Yuanheng a sales commission equal to 8% of the amount paid for such artwork or cultural or creative product, or (ii) whereby Shenzhen Yuanheng purchases the artwork or cultural or creative product directly at the wholesale price and sells such artwork or product directly to the buyer at the retail or market price, in which case no commission is paid or due.

The Cooperation Agreement had a one year term, subject to renewal upon notice by either party within one month prior to expiration. As of the date of this prospectus, the parties have agreed to renew the Cooperation Agreement for an additional one year term.

Pursuant to the Cooperation Agreement, Shenzhen Yuanheng must pay liquidated damages to the Company equal to the total prices stipulated in the Cooperation Agreement plus any losses caused by any breach consisting of a breach of the obligation of confidentiality and any breach of Shenzhen Yuanheng’s obligations under the Cooperation Agreement. The Company must pay liquidated damages to Shenzhen Yuanheng for any late payment of commissions under the Cooperation Agreement equal to the interbank lending rate for such period.

Disputes arising under the Cooperation Agreement must be adjudicated in the People’s Court in Guangdong Province, China.

The foregoing description of the Cooperation Agreement is qualified by the full text of the Cooperation Agreement, which is included as Exhibit 10.3 to this prospectus and is incorporated by reference herein.

69

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following is a description of the material terms of our articles of association. The following description may not contain all of the information that is important to you, and we therefore refer you to our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act and the common law of the Cayman Islands.

Share capital

As of the date of this prospectus, our company’s authorized share capital is US$50,000 consisting of: 500,000,000 ordinary shares with a par value of US$0.0001 per share. As of the date of this prospectus, 116,550,000 ordinary shares are issued and outstanding and no preferred shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

Subject to the provisions of the Companies Act and our articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Our Memorandum and Articles of Association

The following is a description of the material terms of our articles of association. The following description may not contain all of the information that is important to you, and we therefore refer you to our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Ordinary Shares. Where the board of directors issue a Share having no preferred, deferred, redemption or other special rights, it shall be issued as an ordinary Share and entitle the holder, subject to any other Share having any preferred, deferred, redemption or other special rights, to: (a) receive notice of, attend and vote at any general meeting of the Company and on any ordinary resolution or special resolution; (b) an equal share in any dividend or other distribution paid by the Company; and (c) an equal share in the distribution of the surplus assets of the Company.

Distribution. The board of directors may declare and pay out of the funds of the Company lawfully available for such purpose a Distribution at a time and of an amount they think fit. No Distribution shall be paid except out of the realized and unrealized profits of the Company, and/or out of the share premium account and/ or as otherwise permitted by the Companies Act.

Voting Rights. No person shall be entitled to vote at any meeting of members unless he is registered as a member on the record date for such meeting and all calls or other moneys payable by him in respect of Shares have been paid at or before the record date. Subject to the rights and restrictions attached to any Shares and the provisions of our articles of association, each member who is present in person, by its duly authorized representative or by proxy, shall have one vote and on a poll each member shall have one vote for every Share of which he is the holder.

Quorum. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy two or more members entitled to vote on resolutions of members to be considered at the meeting except where there is only one member entitled to vote on resolutions of members to be considered at the meeting in which case the quorum shall be one member. Where a quorum comprises a single member or proxy, such person may pass a resolution of members and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of members.

Appointment of Directors. The first directors shall be appointed by the subscribers to our memorandum of association by a written instrument signed by all the subscribers or by an ordinary resolution passed by the subscribers. Thereafter, the directors shall be appointed by ordinary resolution or by a resolution of the board of directors and may be removed by ordinary resolution.

Meetings of Members. All meetings of members shall be referred to as extraordinary general meetings unless the general meeting is an annual general meeting. The Company may but shall not be obliged to hold an annual general meeting.

70

Transfer of Shares. Shares and Treasury Shares (which is a Share that has been repurchased, redeemed, surrendered to or otherwise acquired by the Company and not cancelled) are transferable, subject to the consent of the board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason. Where the board of directors refuse to register a transfer of a Share, they shall, within two months after the date on which the transfer was lodged with the Company, notify the transferee of the refusal.

Liquidation. Subject to the Companies Act, the Company may by special resolution be wound up voluntarily.

Winding Up. If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. The provisions relating to winding up are without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

If the Company shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide amongst the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. A call may be required to be paid in installments. The Directors may revoke or postpone a call at any time. The shares that have been called upon and remain unpaid are subject to forfeiture.

Unclaimed Payments. Any distribution which cannot be paid to a member and/or which remains unclaimed after six months from the date of declaration of such distribution may, in the discretion of the board of directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the distribution shall remain as a debt due to the member. Any distribution which remains unclaimed after a period of six years from the date of declaration of such distribution shall be forfeited and shall revert to the Company.

Variation of the Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Alteration of Share Capital. We may from time to time by ordinary resolution of shareholders:

●	increase the share capital by such sum, to be divided into Shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

●	subject to section 13 of the Companies Act, sub-divide its existing Shares, or any of them, into Shares of smaller amounts than is fixed by the Company’s memorandum of association; and

●	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

71

Inspection of Books and Records. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being a member of our board of directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or authorized by the board of directors or by the Company in general meeting. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Preferred Shares. As at the date of this prospectus, we have not issued any preferred shares. Shares and other securities of the Company may be issued by the board of directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the board of directors may determine.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	an exempted company may not issue negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the rules and regulations of the OTCQB in lieu of following home country practice after the closing of this offering.

72

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the members’ class of members or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

73

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of the company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and;

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our memorandum and articles of association, to the extent permitted by the Cayman Islands law, permit indemnification of our directors and officers for costs, charges, expenses, losses, or damages incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we plan to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

74

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

75

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

76

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Transfer Agent and Registrar

Our transfer agent is Equity Stock Transfer, LLC, with a telephone number of 212-575-5757.

Option Grants

We have not granted any options to purchase our ordinary shares.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or
●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

77

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are those issued to the Selling Stockholders pursuant to the Purchase Agreements. We are registering the Shares in order to permit the Selling Stockholders to offer such Shares for resale from time-to-time. Except for the ownership of the Shares, the transactions contemplated pursuant to the Purchase Agreement, and as disclosed in this section under “Material Relationships with Selling Stockholders”, none of the Selling Stockholders have had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 100,000,000 Shares outstanding as of March 14, 2023.

None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The Selling Shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

For each Selling Shareholder named below, the number indicated in the column entitled “Beneficial Ownership Before the Offering” includes the Shares owned by each such Selling Shareholder. The number in the column entitled “Beneficial Ownership After the Offering” assumes that all the Shares being registered in this prospectus for said Selling Shareholder are being sold.

78

No.	Selling Stockholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage Of Ownership After the Selling Shareholders Offering
1.	Yanbo He	50,000	50,000	—	—
2.	Jia Zhou	50,000	50,000	—	—
3.	Xunjuan Liu	300,000	300,000	—	—
4.	Xine Gong	50,000	50,000	—	—
5.	Xinxin Zeng	300,000	300,000	—	—
6.	Liming Su	50,000	50,000	—	—
7.	Yutian Gu	100,000	100,000	—	—
8.	Haiou Yang	100,000	100,000	—	—
9.	Ting Yang	100,000	100,000	—	—
10.	Meixiang Zhou	100,000	100,000	—	—
11.	Shufen Wang	300,000	300,000	—	—
12.	Weizhen Huang	50,000	50,000	—	—
13.	Jiaqing Tang	50,000	50,000	—	—
14.	Zheng Feng	100,000	100,000	—	—
15.	Zhiming Pu	50,000	50,000	—	—
16.	Yanhua Wang	100,000	100,000	—	—
17.	Wenji Wang	100,000	100,000	—	—
18.	Xiaoyan Zhang	100,000	100,000	—	—
19.	Meiyu Ye	50,000	50,000	—	—
20.	Jing Wan	100,000	100,000	—	—
21.	Chaoguo Zhang	300,000	300,000	—	—
22.	Juan Liu	50,000	50,000	—	—
23.	Xiaolu Zhang	100,000	100,000	—	—
24.	Zhongyi Ma	300,000	300,000	—	—
25.	Yufang Liu	100,000	100,000	—	—
26.	Chengjiang Shang	300,000	300,000	—	—
27.	Shuye Wang	50,000	50,000	—	—
28.	Jingao Chen	100,000	100,000	—	—
29.	Yaochun Qu	100,000	100,000	—	—
30.	Shuang Lu	300,000	300,000	—	—
31.	Xiaofang Wang	50,000	50,000	—	—
32.	Qiaolan Le	50,000	50,000	—	—
33.	Xiaojun Qiu	50,000	50,000	—	—
34.	Huguang Wang	50,000	50,000	—	—
35.	Lili Li	50,000	50,000	—	—
36.	Huaidong Hu	50,000	50,000	—	—
37.	Hongyan Zhang	50,000	50,000	—	—
38.	Yuying Zhong	100,000	100,000	—	—
39.	Weijie Zhong	100,000	100,000	—	—
40.	Hui Huang	50,000	50,000	—	—
41.	Pengfei Zhao	100,000	100,000	—	—
42.	Yiru Huang	100,000	100,000	—	—
43.	Liping Tang	50,000	50,000	—	—
44.	Yaqun Zhu	50,000	50,000	—	—
45.	Riping Liao	50,000	50,000	—	—
46.	Yu Shi	50,000	50,000	—	—
47.	Mei Yang	100,000	100,000	—	—
48.	Lijun Kong	50,000	50,000	—	—
49.	Taiyun Wan	50,000	50,000	—	—
50.	Lili Ma	50,000	50,000	—	—
51.	Xianhui Zhu	100,000	100,000	—	—
52.	Yinghui Pei	50,000	50,000	—	—
53.	Xiaojun Bie	50,000	50,000	—	—
54.	Dejuan Jiang	300,000	300,000	—	—
55.	Saijun Zhou	100,000	100,000	—	—
56.	Hao Zhou	50,000	50,000	—	—
57.	Wei Huang	100,000	100,000	—	—
58.	Fuzhen Lu	300,000	300,000	—	—
59.	Xue Liu	100,000	100,000	—	—

79

No.	Selling Stockholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage Of Ownership After the Selling Shareholders Offering
60.	Chunxiao Wu	50,000	50,000	—	—
61.	Caolan Zhang	50,000	50,000	—	—
62.	Linglin Zeng	50,000	50,000	—	—
63.	Rong Yu	50,000	50,000	—	—
64.	Yongxian Liu	50,000	50,000	—	—
65.	Hua He	100,000	100,000	—	—
66.	Yanqing Liu	50,000	50,000	—	—
67.	Lirong Liang	100,000	100,000	—	—
68.	Jialiang Zhang	50,000	50,000	—	—
69.	Jiarong Chen	100,000	100,000	—	—
70.	Xinyuan Yu	50,000	50,000	—	—
71.	Dongyu He	300,000	300,000	—	—
72.	Xurong Jiang	50,000	50,000	—	—
73.	Rongsi Chen	50,000	50,000	—	—
74.	Xuli Huang	300,000	300,000	—	—
75.	Huimin Cao	50,000	50,000	—	—
76.	Haiyan Cai	50,000	50,000	—	—
77.	Hua Li	100,000	100,000	—	—
78.	Yaping Cai	50,000	50,000	—	—
79.	Yuling Wang	100,000	100,000	—	—
80.	Tao Long	100,000	100,000	—	—
81.	Wei Chen	100,000	100,000	—	—
82.	Qiong Xu	50,000	50,000	—	—
83.	Yan Wang	50,000	50,000	—	—
84.	Xiaohong Luo	300,000	300,000	—	—
85.	Jingzhong Diao	50,000	50,000	—	—
86.	Lei Pei	50,000	50,000	—	—
87.	Xiaoping Li	50,000	50,000	—	—
88.	Maoping Cai	100,000	100,000	—	—
89.	Shulin Zheng	50,000	50,000	—	—
90.	Xinran Lin	50,000	50,000	—	—
91.	Meilan Chen	50,000	50,000	—	—
92.	Yun Yang	50,000	50,000	—	—
93.	Chaoqun Chen	300,000	300,000	—	—
94.	Guoqi Yue	100,000	100,000	—	—
95.	Peiling Xing	50,000	50,000	—	—
96.	Jichuan Yun	50,000	50,000	—	—
97.	Huadong Zhang	50,000	50,000	—	—
98.	Fangrong Guang	300,000	300,000	—	—
99.	Ying Wang	300,000	300,000	—	—
100.	Xiaoying Meng	300,000	300,000	—	—

80

No.	Selling Stockholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage Of Ownership After the Selling Shareholders Offering
101.	Dongmei Wang	2,000,000	2,000,000	—	—
102.	Junze Xiong	200,000	200,000	—	—
103.	Meijiao Yuan	200,000	200,000	—	—
104.	Yaliang Sun	250,000	250,000	—	—
105.	Yuchen Yang	350,000	350,000	—	—
106.	Zhiqing Ma	250,000	250,000	—	—
107.	Aixiang Liu	250,000	250,000	—	—
108.	Yongmei Tang	250,000	250,000	—	—
109.	Suxia Li	250,000	250,000	—	—
110.	Juxiang Deng	200,000	200,000	—	—
111.	Jun Huang	100,000	100,000	—	—
112.	Feng Xu	100,000	100,000	—	—
113.	Xuefang Cai	100,000	100,000	—	—
114.	Jianguo He	100,000	100,000	—	—
115.	Shaoneng Xu	100,000	100,000	—	—
116.	Bingxin Sun	100,000	100,000	—	—
117.	Cuixia Ma	100,000	100,000	—	—
118.	Wenjuan Chen	100,000	100,000	—	—
119.	Yabo Li	100,000	100,000	—	—
120.	Zhirong Liang	110,000	110,000	—	—
121.	Lihua Zhang	100,000	100,000	—	—
122.	Shichun Xue	50,000	50,000	—	—
123.	Qianjuan Wen	100,000	100,000	—	—
124.	Fengjiao Zhu	100,000	100,000	—	—
125.	Tiemei Li	100,000	100,000	—	—
126.	Yanhong Zhang	100,000	100,000	—	—
127.	Wei Song	100,000	100,000	—	—
128.	Na Li	90,000	90,000	—	—
129.	Zhuhe Li	50,000	50,000	—	—
	TOTAL	16,550,000	16,550,000	—	—

81

PLAN OF DISTRIBUTION

We are registering the offer and resale of an aggregate of 16,550,000 Ordinary Shares, $0.0001 par value per share, on behalf of the Selling Stockholders.

There is currently no public trading market for the Shares. There is no public market for our securities. Our securities are not currently eligible for trading on any national securities exchange or any over-the-counter markets, including OTC Markets. We intend to have our ordinary shares eligible for proprietary quotations and quoted on the OTCQB marketplace of OTC Markets, Inc. (“OTC Markets”) following the effectiveness of the registration statement. To become eligible for proprietary quotations on OTC Markets, we require the assistance of a FINRA registered broker that will act as a market maker and submit the application on our behalf to FINRA. At the time of this prospectus, we do not have any market maker that agreed to assist us with this process. There is no assurance that our securities will become eligible for trading on the OTC Markets or any other quotation service or that an active market for our ordinary shares will develop.

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

82

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares offered in this offering and certain legal matters as to Cayman Island law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices (Shenzhen). Certain legal matters of United States federal securities laws in connection with this offering will be passed upon by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 included in this prospectus have been audited by Assentsure PAC, an independent registered public accounting firm. Assentsure PAC has presented their report with respect to our audited financial statements. The report of Assentsure PAC is included in reliance upon their authority as experts in accounting and auditing, and which report which report expresses an unqualified opinion on the financial statements. The offices of Assentsure PAC are located at 80 South Bridge Road #06-02, Golden Castle Building Singapore 058710.

83

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our director and officer who resides outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and our director and officer is located outside the United States, any judgment obtained in the United States against us or our director and officer may not be collectible within the United States.

We have irrevocably appointed The Crone Law Group, P.C. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 420 Lexington Avenue, Suite 2446, New York, NY 10170.

The Company believes that it may be difficult to initiate an action with respect to U.S. securities law in the Cayman Islands. We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our Shares.

The Company does not presently maintain a website.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

84

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Qilun Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Qilun Group Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for the year ended December 31, 2021 and 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for the year ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 6 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Assentsure PAC.

We have served as the Company’s auditor since 2022

Singapore, Singapore

November 22, 2022

F-2

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020

Assets
Current Assets:
Cash	$1,767,042	$-
Prepayments	169,318	-
Inventories	185,012	-
Account receivables, net - related parties	2,604
Amount due from related parties – non-trade	10,000	10,000
Other receivables and deposit	43,218	-
Total current assets	2,177,194	10,000
Plant and equipment, net	176,147	-
Right-of-use assets	139,441	-
Total assets	$2,492,782	$10,000

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$71,470	$-
Deposits received – third parties	968,812	-
Deposits received – related parties	12,450
Amount due to related parties	572,373	-
Tax payable	72,392	-
Payroll payable	154,581
Operating lease liabilities, current	119,045	-
Total current liabilities	1,971,123	-
Operating lease liabilities, less current portion	20,396	-
Total liabilities	1,991,519	-

Shareholders’ equity
Common stock; $0.0001 par value, 500,000,000 shares authorized; 100,000,000 and 100,000,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	10,000	10,000
Statutory reserve	33,259	-
Retained earnings	451,120	-
Other comprehensive income	6,884	-
Total Shareholders’ equity	501,263	10,000
Total liabilities and Shareholders’ equity	$2,492,782	$10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2021	2020

Revenue – third parties	$1,249,542	$-
Revenue – related parties	269,724
Cost of revenue - third parties	251,644	-
Cost of revenue – related parties	159,646
Gross profit	1,107,976	-

Salaries and benefits	329,989	-
Office supplies	164,346	-
Utilities expenses	12,661	-
Rentals and leases	103,542
Advertising and promotion expenses	144,384	-
Depreciation	20,582	-
Total operating expenses	775,504	-
Earnings from operations before other income and income taxes	332,472	-
Other income	175,427	-
Earnings from operations before income taxes	507,899	-
Provision for income taxes	23,520	-
Net income	$484,379	$-

Comprehensive income:
Net income	$484,379	$-
Foreign currency translation adjustment	6,884	-
Comprehensive income	$491,263	$-

Basic and diluted earnings per share	$0.005	$-
Weighted average number of shares outstanding	100,000,000	100,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common stock				Accumulated Other	Total
	Number of		Statutory	Retained	Comprehensive	Stockholder’
	Shares	Amount	reserve	Earnings	Income	Equity
Balance at January 1, 2020	100,000,000	$10,000	$-	$-	$-	$10,000
Net income	-	-	-	-	-	-
Balance at December 31, 2020	100,000,000	10,000	-	-	-	10,000

Net income	-	-	33,259	451,120	-	484,379
Foreign currency translation adjustment	-	-	-	-	6,884	6,884
Balance at December 31, 2021	100,000,000	$10,000	$33,259	$451,120	$6,884	$501,263

The accompanying notes are an integral part of these consolidated financial statements

F-5

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$484,379	$-
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	20,582	-
Amortization on ROU asset	93,652
Gain on bargain purchase	(156,452)
Changes in operating assets and liabilities:
Account receivables - related parties	(2,604)	-
Prepayments	(159,506)	-
Inventories	(102,593)	-
Other receivables and deposit	(32,165)	-
Accounts payable	70,469	-
Deposits received – third parties	955,238	-
Deposits received – related parties	12,450
Payroll payable	152,004	-
Other payables	(15,500)
Tax payable	71,378	-
Net cash provided by operating activities	1,391,332	-

Cash Flows from Investing Activities
Acquisition of subsidiary net of cash acquired	11,559	-
Purchase of plant and equipment	(190,503)	-
Net cash used in investing activities	(178,944)	-

Cash Flows from financing activities
Payments for operating lease	(93,652)	-
Amounts advanced to related parties	623,548	-
Net cash provided by financing activities	529,896	-

Effect of exchange rate fluctuation on cash and cash equivalents	24,758	-
Net increase in cash and cash equivalents	1,767,042	-

Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$1,767,042	$-

Supplemental disclosure of cash flow information
Cash paid for income taxes	$(23,520)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Qilun Group Inc. (“Qilun”, together as a group with Qilun’s subsidiaries was referred to the “Company” or “we”) was incorporated in Cayman Islands on May 24, 2022. The Company provides cultural products, including calligraphy, painting, book, magazine, cultural and creative products, and related services provide, such as design, planning, exhibition installation, video recording and production when sells products.

Qilun’s subsidiaries include:

●	Qilun Group Limited (“Qilun Group (HK)”), which was established on June 14, 2022 under the laws of Hong Kong. Qilun controlled 100% of the ownership of Qilun Group (HK) since establishment.

●	Qilun Holding (Shenzhen) Company Limited (“Qilun Holding (Shenzhen)”), a privately held Limited Company registered in Guangdong, China on August 29, 2022. Qilun Group (HK) controlled 100% of the ownership of Qilun Holding (Shenzhen) since establishment.

●	Qilun Culture (Shenzhen) Group Co., Ltd. (“Qilun Culture (Shenzhen)”), a privately held Limited Company registered in Guangdong, China on February 26, 2021. On October 14, 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

●	Qilun Culture (HK) Co., Ltd. (“Qilun Culture (HK)”), which was established on November 12, 2021 under the laws of Hong Kong. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Culture (HK) since establishment. On August 24, 2022, Qilun Culture (Shenzhen) transferred 100% of the ownership of Qilun Culture (HK) to Qilun.

●	Oriental Dream and Strategic Research Institute Limited (“OD&SR Institute”), which was established on October 31, 2022 under the laws of Hong Kong. Qilun Culture (HK) controlled 100% of the ownership of OD&SR Institute since establishment.

●	Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd. (“Qilun Enterprise Management Consultant”), a privately held Limited Company registered in Guangdong, China. On December 7, 2021. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Enterprise Management Consultant since establishment.

●	Shenzhen Houhaitang Culture Communication Co., Ltd. (“Shenzhen Houhaitang”), a privately held Limited Company registered in Guangdong, China on March 31, 2014. On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Shenzhen Houhaitang from the original shareholders of Shenzhen Houhaitang.

Reorganization

On October 14, 2022, the Company completed a corporate reorganization to combine several controlled entities (now referred to as the “subsidiaries”) into Qilun. The specific transactions related to this reorganization are as follows:

The reorganization involved the incorporation of Qilun, and its wholly-owned subsidiaries, Qilun Group (HK), Qilun Culture (HK) and Qilun Holding (Shenzhen); and the transfer of all equity ownership of Qilun Culture (Shenzhen).

On May 24, 2022, Qilun Group Inc. issued 61,000,000 (61%) ordinary shares to UNIMOS Holdings Limited, a wholly owned holding company of Guangyi Sui.

On June 14, 2022 and August 29, 2022, Qilun established its wholly-owned subsidiaries, Qilun Group (HK) and Qilun Holding (Shenzhen).

On October 14, 2022, the original shareholders of Qilun Culture (Shenzhen) signed Equity Transfer Agreements with Qilun Holding (Shenzhen), whereby shareholders of Qilun Culture (Shenzhen) transferred 100% of the controlling interest in Qilun Culture (Shenzhen) to Qilun Holding (Shenzhen).

F-7

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of the transaction, Guangyi Sui hold 61% of the Company’s outstanding shares through his wholly owned holding company UNIMOS Holdings Limited. Prior to the transaction, Guangyi Sui controlled Qilun Culture (Shenzhen). Therefore, the transaction was accounted for as a business combination of entities under common control in accordance to ASC 805-50-30-5. Accordingly, the assets and liabilities of the Company and its subsidiaries are presented at the their carrying values at the date of the transaction; the Company’s historical stockholders’ equity was retroactively restated to the first period presented, as the established and acquisition of Qilun Group (HK), Qilun Holding (Shenzhen), Qilun Culture (Shenzhen) and its wholly-owned subsidiaries Qilun Culture HK and Qilun Enterprise Management Consultant was treated as a business combination of entities under common control. Since the Company and its subsidiaries are effectively controlled by the same group of the shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Shenzhen Houhaitang from the original shareholders of Shenzhen Houhaitang, the total consideration for the acquisition is $15,720 (RMB 100,000), the Company recognized the gain on bargain purchase based on its analysis described below.

In accordance with Accounting Standards Codification 805, and particularly sections 805-30-25 and 805-30-30, before recognizing a gain on bargain purchase, the Company reassessed and concluded that it had identified all of the assets acquired and all of the liabilities assumed. In addition, the Company reviewed the procedures used to measure the amounts to be recognized with respect to identifiable assets acquired and liabilities assumed, as well as the aggregate consideration transferred. The objective of the review was to ensure that the measurements appropriately reflected all available information as of the acquisition date. Based on this review, the Company concluded that the fair value of the consideration transferred in the acquisition of Houhaitang was less than the fair value of the net identifiable assets acquired, resulting in the $158,675 gain recognized in connection with the acquisition.

Amount
Cash and cash equivalents	$11,724
Prepayments	7,545
Inventory	80,960
Other Receivables and deposits	10,595
Amount due from related parties	205,750
Plant and equipment, net	3,811
Amount due to related parties	(145,573)
Payroll payable	(417)
Total identifiable net assets	174,395
Less: Purchase consideration	15,720
Gain on bargain purchase	$158,675

F-8

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The accompanying consolidated financial statements are expressed in U.S. Dollars and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

B.	Principles of consolidation

The consolidated financial statements include the accounts of Qilun and its subsidiaries. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of these subsidiaries.

Qilun’s subsidiaries as of the date filing this report are listed as follows:

Name	Place of Incorporation	Attributable equity interest %	Authorized capital
Qilun Group Limited	Hong Kong	100	HK$1,000,000
Qilun Culture (HK) Co., Ltd.	Hong Kong	100	HK$5,000,000
Qilun Holding (Shenzhen) Company Limited	China	100	US$5,000,000
Qilun Culture (Shenzhen) Group Co., Ltd.	China	100	0
Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd.	China	100	0
Shenzhen Houhaitang Culture Communication Co., Ltd.; Co., Ltd.	China	100	0

C.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from these estimates.

D.	Functional currency and foreign currency translation

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Chinese Renminbi (“RMB’), except the functional currency of Qilun is the United States dollar (“US Dollars” or “$”). The reporting currency of these consolidated financial statements is in US Dollars.

Qilun’s subsidiaries that are prepared using the RMB, are translated into the Company’s reporting currency, the US Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and stockholders’ equity (deficit) is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

F-9

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

D.	Functional currency and foreign currency translation (cont’d)

The exchange rates used for foreign currency translation are as follows:

		For the Year Ended December 31,
		2021		2020
		(	USD to RMB)	(	USD to RMB)
Assets and liabilities	period end exchange rate		6.3614		6.5326
Revenue and expenses	period average		6.4518		6.6020

E.	Concentration of credit risk

The Company maintains cash in state-owned banks in China. In China, the insurance coverage of each bank is RMB500,000 (approximately USD$78,600). As of December 31, 2021, the Company had $1,598,120 cash in excess of the insured amount.

During the year ended December 31, 2021, the Company had 3 and nil major customers generated more than 10% of revenue.

	For the Year Ended December 31, 2021
	Revenue	Percentage of revenue
A	$201,955	13.3%
B	198,655	13.1%
C	196,430	12.9%

During the year ended December 31, 2020, the Company had nil customers generated more than 10% of revenue.

F.	Cash

Cash consists of cash on hand and bank deposits, which are unrestricted as to withdrawal and use. All highly liquid investments with original stated maturity of three months or less are classified as cash and cash equivalents. Cash equivalents approximate or equal fair value due to their short-term nature. The Company’s cash consist of cash on hand and cash in bank as of December 31, 2021 and 2020.

G.	Inventories

The Company’s inventories primarily consist of goods for sales such as book, magazine, cultural and creative products and materials and expenses in processing, are stated at the lower of cost or net realizable value. Cost is determined using moving weighted average and specific identification method. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. No reserve for inventory was established as of December 31, 2021 and 2020.

H.	Plant and equipment, net

Plant and equipment are stated at cost net of accumulated depreciation. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis over the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from those accounts and any gain or loss is reflected in income.

The estimated useful lives for plant and equipment categories are as follows:

Office equipment	3-5 years
Furniture	5 years

F-10

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

I.	Fair value measurements

The Company applies the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 820, Fair Value Measurements (“ASC 820”), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value for the assets and liabilities required or permitted to be recorded, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices, other than those in Level 1, in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability,

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2021 and 2020.

Financial assets and liabilities of the Company primarily comprise of cash, prepayments, other receivables, inventories, due from related parties, accounts payable, deposits received, payroll payable, tax payable, amount due to related parties. As of December 31, 2021 and 2020, the carrying values of these financial instruments approximated their fair values due to the short-term maturity of these instruments.

J.	Segment information and geographic data

The Company is operating in one segment in accordance with the accounting guidance in FASB ASC Topic 280, Segment Reporting. The Company’s revenues are from customers in People’s Republic of China (“PRC”). All assets of the Company are located in the PRC.

F-11

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

K.	Revenue recognition

The Company adopted FASB ASC Section 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sales of products and services by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that economic benefits will flow to the entity, and specific criteria have been met for each of the Company’s activities as described below.

Product and Service Revenue

The Company mainly sells cultural products, including calligraphy, painting, book, magazine, cultural and creative products, the Company often provide services such as design, planning, exhibition installation, video recording and production when sells products.

The Company sells products and provide service to a customer. The delivery of products to a customer represents a separate performance obligation. The Company’s policy is to recognize the service revenue when service is provided, and recognize the sales revenue when the product is signed for receipt, at that time the sold products and service, ownership and risk of loss have been transferred to the customer. Accordingly, revenue is recognized at the point in time when the products and service is provided. Sales and service revenue is recognized when the products and service has been delivered to the customer as no remaining performance obligation after the delivery of products and service.

Management regularly reviews the sales return and allowance based on historical experience. Any subsequent sales return and cancellations are recognized upon notification from the customers. The amount of sales return allowance for the sale of products and service amounted to $nil as of December 31, 2021 and 2020.

The Company typically collects fees before delivery of products and service. Amounts received from a customer before the delivery of products and service are recorded as deposits received on the Consolidated Balance Sheets.

Cost of Revenues

Cost of revenue consists primarily of the cost of products and service purchased from third party providers to fulfill a contract with a customer, and no asset was recognized from the costs incurred to obtain or fulfill a contract with a customer.

Cost of products consists primarily of the cost of products purchased from suppliers. Cost of products is recognized when the product has been delivered to the customer.

L.	Income taxes

The Company follows FASB ASC Section 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-12

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

ASC 740-10-30 requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under ASC 740-10-30, tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or the deferred tax asset valuation allowance.

As a result of the implementation of ASC 740-10, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by ASC 740-10. The Company recognized no material adjustments to liabilities or shareholder’s equity as a result of the implementation.

M.	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings Per Share. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding during the period.

Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of contracts to issue ordinary common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The computation of diluted EPS includes the estimated impact of the exercise of contracts to purchase common stock using the treasury stock method and the potential shares of converted common stock associated with the convertible debt using the if-converted method. Potential common shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the years ended December 31, 2021 and 2020.

N.	Leases

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842), which increases transparency and comparability among organizations by recognizing right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The ASU maintains a distinction between finance leases and operating leases, which is substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. Retaining this distinction allows the recognition, measurement and presentation of expenses and cash flows arising from a lease to remain similar to the previous accounting treatment. A lessee is permitted to make an accounting policy election by class of underlying asset to exclude from balance sheet recognition any lease assets and lease liabilities with a term of 12 months or less, and instead to recognize lease expense on a straight-line basis over the lease term. For both financing and operating leases, the ROU asset and lease liability is initially measured at the present value of the lease payments in the consolidated balance sheet. In July 2018, the FASB issued ASU 2018-11 which provides entities with the option to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if necessary. As discussed in Note 10, we adopted ASU 2016-02–Leases (Topic 842) effective January 1, 2020 utilizing the transition option provided by ASU 2018-11.

F-13

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

O.	Impairment of long-lived assets

Long-lived assets, including property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2021 and 2020 no impairment of long-lived assets was recognized.

P.	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Q.	Recently accounting pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective on August 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on August 1, 2021. We have determined not to early adopt.

Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on our financial statements.

NOTE 3. PREPAYMENTS

Prepayments primarily include prepaid service and products in advance to suppliers. As of December 31, 2021 and 2020, prepayments were $169,318 and $nil, respectively.

NOTE 4. INVENTORIES

At December 31, 2021 and 2020, inventories consist of the following:

	December 31
	2021	2020
Finished Goods	$185,012	$-
	$185,012	$-

F-14

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. PLANT AND EQUIPMENT, NET

At December 31, 2021 and 2020, plant and equipment, at cost less accumulated depreciation, consisted of:

	December 31
	2021	2020
Office equipment	$132,154	$-
Furniture	66,273	-
Total	198,427	-
Less: Accumulated depreciation	(22,280)	-
Total plant and equipment, net	$176,147	$-

The Company recorded depreciation expense of $20,582 and $nil for the years ended December 31, 2021 and 2020, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

Due from related parties

Due from related parties consists of the following:

	December 31,
Name of related parties	2021	2020
UNIMOS Holdings Limited	6,100	6,100
Sancai Holdings Limited	1,100	1,100
Wuxing Holdings Limited	800	800
Eryi Holdings Limited	500	500
Jiugong Holdings Limited	500	500
Liuhe Holdings Limited	500	500
Seven Asteroids Holdings Limited	300	300
Eight Diagrams Holdings Limited	200	200
	$10,000	$10,000

Amount due from UNIMOS Holdings Limited, Sancai Holdings Limited, Wuxing Holdings Limited, Eryi Holdings Limited, Jiugong Holdings Limited, Liuhe Holdings Limited, Seven Asteroids Holdings Limited and Eight Diagrams Holdings Limited, which were the shareholders of Qilun, were mainly for the paid-in capital to be paid.

The shareholders will pay off the balance within one year from the date of the shares issued.

Account receivables from related parties

	December 31,
Name of related parties	2021	2020
Yuanheng Culture Art Creative Co., Ltd.	$2,604	$-
	$2,604	$-

Account receivables from Yuanheng Culture Art Creative Co., Ltd. mainly represented the balance of product sales to Yuanheng at the end of year 2021

F-15

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (Cont’d)

Amount due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	December 31,
Name of related parties	2021	2020
Ruowen Li	$191,953	$-
Jingxia Yang	380,420	-
	$572,373	$-

Amounts due to Ruowen Li and Jingxia Yang represented amounts paid by Ruowen Li and Jingxia Yang for the daily operation of the Company.

Ruowen Li is the CEO, director and shareholder of Qilun, Jingxia Yang is her parent. These debts due to related parties were unsecured, repayable on demand, and interest free.

Related parties’ transactions

Purchase from related parties consisted of the following for the periods indicated:

	For the Year ended December 31,
Name of related parties	2021	2020
Guangyi Sui	$51,149	$-
Zhaodong Li	108,497	-
Total	$159,646	$-

Sales to related parties consisted of the following for the periods indicated:

	For the Year ended December 31,
Name of related parties	2021	2020
Yuanheng Culture Art Creative Co., Ltd.	$73,294	$-
Jingxia Yang	196,430	-
Total	$269,724	$-

NOTE 7. Deposits received

At December 31, 2021 and 2020, deposits received consist of the following:

	December 31
	2021	2020
Received from customer in advance for goods sales – third parties	$968,812	$-
Received from customer in advance for goods sales – related parties	12,450	-
	$981,262	$-

F-16

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. REVENUE

The Company’s revenue consists of products sales and service revenue.

	For the Year Ended December 31,
Category of Revenue:	2021	2020
Products sales – third parties	$1,007,868	$-
Products sales – related parties	269,724
Services revenue	241,674	-
Total revenue	$1,519,266	$-

Timing of Revenue Recognition:
Services transferred overtime	$61,385	$-
Services transferred at a point in time	180,289	-
Goods transferred at a point in time	1,277,592	-
	$1,519,266	$-

NOTE 9. INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, Qilun and its subsidiaries incorporated in the Cayman Islands are not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Qilun Group (HK) and Qilun Culture (HK) were incorporated in Hong Kong and is subject to Hong Kong profits tax. Qilun Group (HK) and Qilun Culture (HK) are subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable statutory tax rate is 16.5%. The Company did not have any income (loss) subject to the Hong Kong profits tax.

China

Qilun Holding (Shenzhen) and its subsidiaries are subject to a 25% standard enterprise income tax in the PRC.

The following table summarizes income before income taxes incurred in the PRC and outside of the PRC:

	Year Ended December 31
Income before income taxes:	2021	2020
PRC	$507,899	$-
Outside of PRC	-	-
Total	$507,899	$-

Expenses for income taxes are comprised of:

	Year Ended December 31
Current Tax:	2021	2020
PRC	$23,520	$-
Outside of PRC	-	-
Income tax expense	$23,520	$-

F-17

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate as follows：

	For the years Ended December 31,
	2021	2020
Net income before provision for income taxes	$507,899	$-
PRC statutory tax rate	25%
Income at statutory tax rate	126,975	-

Effect of non-taxable income—gain on bargain purchase	(39,113)
Effect of preferential tax rates granted to the PRC entities(a)	(64,342)	-
Income tax expense	$23,520	$-
Effective income tax rate	4.63%	-

(a)	The Company’s subsidiary Qilun Culture (Shenzhen) was eligible to be exempted from income tax from January 1, 2021 to December 31, 2022, and enjoy a preferential income tax rate of 5% for net income before provision no more than RMB1 million, and a preferential income tax rate of 10% for net income before provision more than RMB1 million less than RMB 3 million. For the years ended December 31, 2021, and 2020, the tax saving as the result of the favorable tax rate amounted to $64,342 and $nil, respectively,

NOTE 10. LEASE

Operating Lease Agreements – On March 4, 2021 the Company leased office space (approximately 232.26 square meters) under non-cancellable operating lease agreement with a third-party lessor, in Shenzhen. Under terms of the lease agreement, from March 2021, Qilun Culture (Shenzhen) is committed to lease payments of approximately $120,896 per year for 2 years. This office is used for the operations of Qilun Culture (Shenzhen).

Leases with an initial term of 12 months or less are not recorded on the balance sheet. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in Rentals and leases. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company did not combine lease and non-lease components.

The exercise of lease renewal options has to be agreed by the lessors. The depreciable life of assets and leasehold improvements are limited by the term of leases, unless there is a transfer of title or purchase option reasonably certain of exercise. Lease expense is recognized on a straight-line basis over the term of the lease. Lease expense related to these noncancelable operating leases was $103,542 and $nil for the year ended December 31, 2021 and 2020, respectively.

Balance sheet information related to the Company’s leases is presented below:

December 31, 2021
Assets
Operating lease right of use assets	$139,441
Liabilities
Operating lease liabilities – current	$119,045
Operating lease liabilities – non-current	20,396
Total Operating lease liabilities	$139,441

F-18

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following provides details of the Company’s lease expenses:

For the year Ended
December 31, 2021
Operating lease expenses	$103,542

Other information related to leases is presented below:

For the year Ended
December 31, 2021
Cash Paid for Amounts Included in Measurement of Liabilities:
Financing cash flows from operating leases	$93,652
Weighted Average Remaining Lease Term:
Operating leases	1.17 years
Weighted Average Discount Rate
Operating leases	4.75%

As most of the Company’s leases do not provide an implicit rate, the Company uses 1-5 years borrowing rate from bank of 4.75% based on the information available at commencement date in determining the present value of lease payments.

Maturities of lease liabilities were as follows:

For the year ending December 31:
2022	$122,615
2023	20,435
Total lease payments	143,050
Less: imputed interest	3,609
Total lease liabilities	$139,441

NOTE 11. CONTINGENCIES

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

F-19

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

The Company was not subject to any material loss contingency as of December 31, 2021 and 2020.

NOTE 12. BASIC AND DILUTED EARNINGS PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares comprise shares issuable upon the exercise of share-based awards, using the treasury stock method. The reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations is shown as follows:

	For the year Ended December 31,
	2021	2020
Numerator:
Net profit attributable to common stockholders	$484,379	$-
Denominator:
Basic and diluted weighted-average number of shares outstanding	100,000,000	100,000,000
Net income per share:
Basic and diluted	$0.005	$0.00

NOTE 13. SUBSEQUENT EVENTS

On May 22, 2022, Qilun Group Inc. (“Qilun”) was registered in Cayman Islands. Qilun issued a total of 100,000,000 shares to 8 original shareholders on May 24, 2022, par value $0.001. Guangyi Sui through its wholly owned company, UNIMOS Holdings Limited, holds 61% ownership in Qilun Group Inc.

On June 14, 2022, 2022, Qilun Group (HK) was established under the laws of Hong Kong, Qilun Group (HK) issued a total of 1,000,000 shares to Qilun Group Inc.

On April 22, 2022, Qilun Culture (Shenzhen) raised its registered capital of 28% to 9 shareholders with a collective of RMB 1,820 million.

On August 24, 2022, Qilun Culture (Shenzhen) transferred 100% of the ownership of Qilun Culture HK to Qilun Group Inc.

On August 29, 2022, Qilun Holding (Shenzhen) registered in Guangdong, Qilun Group (HK) controlled 100% of the ownership of Qilun Holding (Shenzhen) since establishment.

On October 14, 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

Management has evaluated subsequent events through the date which the consolidated financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2021 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-20

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets:
Cash	$6,067,488	$1,767,042
Accounts receivable, net – third parties	59,629	-
Accounts receivable, net – related parties	2,473	2,604
Prepayments	408,305	169,318
Inventories	277,015	185,012
Amount due from related parties	10,000	10,000
Other receivables and deposit	193,510	43,218
Total current assets	7,018,420	2,177,194
Plant and equipment, net	391,572	176,147
Right-of-use assets	173,050	139,441
Total assets	$7,583,042	$2,492,782

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$45,465	$71,470
Deposits received – third parties	1,145,320	968,812
Deposits received – related parties	11,825	12,450
Amount due to related parties	212,916	572,373
Other payables	2,143,572	-
Tax payable	37,064	72,392
Payroll payable	65,612	154,581
Operating lease liabilities, current	130,722	119,045
Total current liabilities	3,792,496	1,971,123
Operating lease liabilities, less current portion	42,328	20,396
Total liabilities	3,834,824	1,991,519

Shareholders’ equity
Common stock; $0.0001 par value, 500,000,000 shares authorized; 100,000,000 and 100,000,000 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	10,000	10,000
Additional paid-in capital	3,513,146	-
Statutory reserve	38,403	33,259
Retained earnings	205,371	451,120
Other comprehensive (loss) / income	(18,702)	6,884
Total Shareholders’ equity	3,748,218	501,263
Total liabilities and Shareholders’ equity	$7,583,042	$2,492,782

The accompanying notes are an integral part of these consolidated financial statements.

F-21

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Six Months Ended June 30,
	2022	2021

Revenue from third parties	1,822,685	66,703
Revenue from related parties	29,839	-
Cost of revenue from third parties	16,655	8,035
Cost of revenue from related parties	572,646	-
Gross profit	1,263,223	58,668

Salaries and benefits	433,653	23,704
Office supplies	209,103	55,627
Utilities expenses	11,367	4,007
Rentals and leases	127,176	40,175
Advertising and promotion expenses	215,087	29,111
Professional fee	409,742	-
Depreciation	33,755	2,220
Total operating expenses	1,439,883	154,844
Loss from operations before other income and income taxes	(176,660)	(96,176)
Other income	206,858	800
Earnings / (loss) from operations before income taxes	30,198	(95,376)
Provision for income taxes	(2,054)	-
Net income / (loss)	$28,144	$(95,376)

Comprehensive income / (loss):
Net income / (loss)	$28,144	$(95,376)
Foreign currency translation adjustment	(25,586)	(202)
Comprehensive income / (loss)	$2,558	$(95,578)

Basic and diluted Earnings / (loss) per share	$0.000	$(0.001)
Weighted average number of shares outstanding	100,000,000	100,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-22

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

	Common stock				Accumulated Other
	Number of		Statutory	Accumulated	Comprehensive	Total
	Shares	Amount	reserve	deficit	Loss	Deficit
Balance at January 1, 2021	100,000,000	$10,000	$-	$-	$-	$10,000
Net loss	-	-	-	(95,376)	-	(95,376)
Foreign currency translation adjustment	-	-	-	-	(202)	(202)
Balance at June 30, 2021	100,000,000	$10,000	$-	$(95,376)	$(202)	$(85,578)

	Common stock		Additional			Accumulated Other	Total
	Number of		Paid-in	Statutory	Retained	Comprehensive	Stockholder’
	Shares	Amount	Capital	reserve	Earnings	Income / (loss)	Equity
Balance at January 1, 2022	100,000,000	$10,000	$-	$33,259	$451,120	$6,884	$501,263
Shareholder contribution	-	-	3,513,146	-	-	-	3,513,146
Dividends			-		(268,749)		(268,749)
Net income	-	-	-	5,144	23,000	-	28,144
Foreign currency translation adjustment	-	-	-	-	-	(25,586)	(25,586)
Balance at June 30, 2022	100,000,000	$10,000	$3,513,146	$38,403	$205,371	$(18,702)	$3,748,218

The accompanying notes are an integral part of these consolidated financial statements

F-23

QILUN GROUP INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$28,144	$(95,376)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	33,755	2,220
Amortization on ROU asset	62,299	36,904
Changes in operating assets and liabilities:
Prepayments	(255,855)	-
Accounts receivable, net	(61,645)	(67,370)
Accounts receivable from related parties, net	131	-
Inventories	(104,717)	-
Other receivables and deposit	(157,616)	(25,032)
Accounts payable	(23,174)	1,020
Deposits received – third parties	220,939	-
Deposits received – related parties	11,825
Payroll payable	(83,953)	6,338
Other payables	1,389
Tax payable	(32,764)	87
Net cash used in operating activities	(361,242)	(141,209)

Cash Flows from Investing Activities
Dividends	(277,834)	-
Purchase of plant and equipment	(265,606)	(142,655)
Net cash used in investing activities	(543,440)	(142,655)

Cash Flows from financing activities
Payments for operating lease	(62,299)	(36,904)
Shareholder contribution	3,610,292	-
Sales of shares to be issued	2,142,228	-
Amounts advanced to related parties	(248,003)	404,073
Net cash provided by financing activities	5,442,218	367,169

Effect of exchange rate fluctuation on cash and cash equivalents	(237,090)	178
Net increase in cash and cash equivalents	4,300,446	83,483

Cash and cash equivalents, beginning of period	1,767,042	-
Cash and cash equivalents, end of period	$6,067,488	$83,483

Supplemental disclosure of cash flow information
Cash paid for income taxes	$(2,054)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-24

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Qilun Group Inc. (“Qilun”, together as a group with Qilun’s subsidiaries was referred to the “Company” or “we”) was incorporated in Cayman Islands on May 24, 2022. The Company provides cultural products, including calligraphy, painting, book, magazine, cultural and creative products, and related services provide, such as design, planning, exhibition installation, video recording and production when sells products.

Qilun’s subsidiaries include:

●	Qilun Group Limited (“Qilun Group (HK)”), which was established on June 14, 2022 under the laws of Hong Kong. Qilun controlled 100% of the ownership of Qilun Group (HK) since establishment.

●	Qilun Holding (Shenzhen) Company Limited (“Qilun Holding (Shenzhen)”), a privately held Limited Company registered in Guangdong, China on August 29, 2022. Qilun Group (HK) controlled 100% of the ownership of Qilun Holding (Shenzhen) since establishment.

●	Qilun Culture (Shenzhen) Group Co., Ltd. (“Qilun Culture (Shenzhen)”), a privately held Limited Company registered in Guangdong, China on February 26, 2021. On October 14, 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

●	Qilun Culture (HK) Co., Ltd. (“Qilun Culture (HK)”), which was established on November 12, 2021 under the laws of Hong Kong. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Culture (HK) since establishment. On August 24, 2022, Qilun Culture (Shenzhen) transferred 100% of the ownership of Qilun Culture (HK) to Qilun.

●	Oriental Dream and Strategic Research Institute Limited (“OD&SR Institute”), which was established on October 31, 2022 under the laws of Hong Kong. Qilun Culture (HK) controlled 100% of the ownership of OD&SR Institute since establishment.

●	Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd. (“Qilun Enterprise Management Consultant”), a privately held Limited Company registered in Guangdong, China. On December 7, 2021. Qilun Culture (Shenzhen) controlled 100% of the ownership of Qilun Enterprise Management Consultant since establishment.

●	Shenzhen Houhaitang Culture Communication Co., Ltd. (“Shenzhen Houhaitang”), a privately held Limited Company registered in Guangdong, China on March 31, 2014. On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Shenzhen Houhaitang from the original shareholders of Shenzhen Houhaitang.

Reorganization

On October 14, 2022, the Company completed a corporate reorganization to combine several controlled entities (now referred to as the “subsidiaries”) into Qilun. The specific transactions related to this reorganization are as follows:

The reorganization involved the incorporation of Qilun, and its wholly-owned subsidiaries, Qilun Group (HK), Qilun Culture (HK) and Qilun Holding (Shenzhen); and the transfer of all equity ownership of Qilun Culture (Shenzhen).

On May 24, 2022, Qilun Group Inc. issued 61,000,000 (61%) common shares to UNIMOS Holdings Limited, a wholly owned holding company of Guangyi Sui.

On June 14, 2022 and August 29, 2022, Qilun established its wholly-owned subsidiaries, Qilun Group (HK) and Qilun Holding (Shenzhen).

On October 14, 2022, the original shareholders of Qilun Culture (Shenzhen) signed Equity Transfer Agreements with Qilun Holding (Shenzhen), whereby shareholders of Qilun Culture (Shenzhen) transferred 100% of the controlling interest in Qilun Culture (Shenzhen) to Qilun Holding (Shenzhen).

F-25

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION (Cont’d)

Reorganization (Cont’d)

As a result of the transaction, Guangyi Sui hold 61% of the Company’s outstanding shares through his wholly owned holding company UNIMOS Holdings Limited. Prior to the transaction, Guangyi Sui controlled Qilun Culture (Shenzhen). Therefore, the transaction was accounted for as a business combination of entities under common control in accordance to ASC 805-50-30-5. Accordingly, the assets and liabilities of the Company and its subsidiaries are presented at the their carrying values at the date of the transaction; the Company’s historical stockholders’ equity was retroactively restated to the first period presented, as the established and acquisition of Qilun Group (HK), Qilun Holding (Shenzhen), Qilun Culture (Shenzhen) and its wholly-owned subsidiaries Qilun Culture HK and Qilun Enterprise Management Consultant was treated as a business combination of entities under common control. Since the Company and its subsidiaries are effectively controlled by the same group of the shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

On December 31, 2021, Qilun Culture (Shenzhen) acquired 100% of the ownership of Shenzhen Houhaitang from the original shareholders of Shenzhen Houhaitang, the total consideration for the acquisition is $15,720 (RMB 100,000), the Company recognized the gain on bargain purchase based on its analysis described below.

In accordance with Accounting Standards Codification 805, and particularly sections 805-30-25 and 805-30-30, before recognizing a gain on bargain purchase, the Company reassessed and concluded that it had identified all of the assets acquired and all of the liabilities assumed. In addition, the Company reviewed the procedures used to measure the amounts to be recognized with respect to identifiable assets acquired and liabilities assumed, as well as the aggregate consideration transferred. The objective of the review was to ensure that the measurements appropriately reflected all available information as of the acquisition date. Based on this review, the Company concluded that the fair value of the consideration transferred in the acquisition of Houhaitang was less than the fair value of the net identifiable assets acquired, resulting in the $158,675 gain recognized in connection with the acquisition.

Amount
Cash and cash equivalents	$11,724
Prepayments	7,545
Inventory	80,960
Other Receivables and deposits	10,595
Amount due from related parties	205,750
Plant and equipment, net	3,811
Amount due to related parties	(145,573)
Payroll payable	(417)
Total identifiable net assets	174,395
Less: Purchase consideration	15,720
Gain on bargain purchase	$158,675

F-26

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis of presentation

The accompanying consolidated financial statements are expressed in U.S. Dollars and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

B. Principles of consolidation

The consolidated financial statements include the accounts of Qilun and its subsidiaries. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of these subsidiaries.

Qilun’s subsidiaries as of the date filing this report are listed as follows:

Name	Place of Incorporation	Attributable equity interest %	Authorized capital
Qilun Group Limited	Hong Kong	100	HK$1,000,000
Qilun Culture (HK) Co., Ltd.	Hong Kong	100	HK$5,000,000
Oriental Dream and Strategic Research Institute Limited	Hong Kong	100	HK$999,000
Qilun Holding (Shenzhen) Company Limited	China	100	US$5,000,000
Qilun Culture (Shenzhen) Group Co., Ltd.	China	100	0
Qilun Enterprise Management Consultant (Shenzhen) Co., Ltd.	China	100	0
Shenzhen Houhaitang Culture Communication Co., Ltd.; Co., Ltd.	China	100	0

C. Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from these estimates.

D. Functional currency and foreign currency translation

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Chinese Renminbi (“RMB’), except the functional currency of Qilun is the United States dollar (“US Dollars” or “$”). The reporting currency of these consolidated financial statements is in US Dollars.

Qilun’s subsidiaries that are prepared using the RMB, are translated into the Company’s reporting currency, the US Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and stockholders’ equity (deficit) is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

F-27

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

D. Functional currency and foreign currency translation (cont’d)

The exchange rates used for foreign currency translation are as follows:

		For the Six Months Ended June 30,
		2022	2021
		(USD to RMB)	(USD to RMB)
Assets and liabilities	period end exchange rate	6.6977	6.4579
Revenue and expenses	period average	6.4787	6.4717

E. Concentration of credit risk

The Company maintains cash in state-owned banks in China. In China, the insurance coverage of each bank is RMB500,000 (approximately USD$74,600). As of June 30, 2022 and December 31, 2021, the Company had $5,789,253 and $1,598,120 cash in excess of the insured amount, respectively.

During the six months ended June 30, 2022, the Company had 5 major customers generated more than 10% of revenue.

	For the Six Months Ended June 30, 2022
	Revenue	Percentage of revenue
A	$320,225	17.3%
B	262,794	14.2%
C	241,134	13.0%
D	219,956	11.9%
E	214,665	11.6%

During the six months ended June 30, 2021, the Company had 2 major customers generated more than 10% of revenue.

	For the Six Months Ended June 30, 2021
	Revenue	Percentage of revenue
F	$20,807	31.2%
G	45,896	68.8%

F. Cash

Cash consists of cash on hand and bank deposits, which are unrestricted as to withdrawal and use. All highly liquid investments with original stated maturity of three months or less are classified as cash and cash equivalents. Cash equivalents approximate or equal fair value due to their short-term nature. The Company’s cash consist of cash in bank as of June 30, 2022 and December 31, 2021.

G. Inventories

The Company’s inventories primarily consist of goods for sales such as book, magazine, cultural and creative products and materials and expenses in processing, are stated at the lower of cost or net realizable value. Cost is determined using moving weighted average and specific identification method. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. No reserve for inventory was established as of June 30, 2022 and December 31, 2021.

H. Plant and equipment, net

Plant and equipment are stated at cost net of accumulated depreciation. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis over the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from those accounts and any gain or loss is reflected in income.

The estimated useful lives for plant and equipment categories are as follows:

Office equipment	3-5 years
Furniture	5 years
Leasehold improvement	2 years

F-28

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

I. Fair value measurements

The Company applies the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 820, Fair Value Measurements (“ASC 820”), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value for the assets and liabilities required or permitted to be recorded, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices, other than those in Level 1, in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability,

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for the six months ended June 30, 2022 and 2021.

Financial assets and liabilities of the Company primarily comprise of cash, Accounts receivable, prepayments, other receivables, inventories, due from related parties, accounts payable, deposits received, payroll payable, tax payable, amount due to related parties. As of June 30, 2022 and December 31, 2021, the carrying values of these financial instruments approximated their fair values due to the short-term maturity of these instruments.

J. Segment information and geographic data

The Company is operating in one segment in accordance with the accounting guidance in FASB ASC Topic 280, Segment Reporting. The Company’s revenues are from customers in People’s Republic of China (“PRC”). All assets of the Company are located in the PRC.

F-29

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

K. Revenue recognition

The Company adopted FASB ASC Section 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sales of products and services by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that economic benefits will flow to the entity, and specific criteria have been met for each of the Company’s activities as described below.

Product and Service Revenue

The Company mainly sells cultural products, including calligraphy, painting, book, magazine, cultural and creative products, the Company often provide services such as design, planning, exhibition installation, video recording and production when sells products.

The Company sells products and provide service to a customer. The delivery of products to a customer represents a separate performance obligation. The Company’s policy is to recognize the service revenue when service is provided, and recognize the sales revenue when the product is signed for receipt, at that time the sold products and service, ownership and risk of loss have been transferred to the customer. Accordingly, revenue is recognized at the point in time when the products and service is provided. Sales and service revenue is recognized when the products and service has been delivered to the customer as no remaining performance obligation after the delivery of products and service.

Management regularly reviews the sales return and allowance based on historical experience. Any subsequent sales return and cancellations are recognized upon notification from the customers. The amount of sales return allowance for the sale of products and service amounted to $nil as of June 30, 2022 and December 31, 2021.

The Company typically collects fees before delivery of products and service. Amounts received from a customer before the delivery of products and service are recorded as deposits received on the Consolidated Balance Sheets.

Cost of Revenues

Cost of revenue consists primarily of the cost of products and service purchased from third party providers to fulfill a contract with a customer, and no asset was recognized from the costs incurred to obtain or fulfill a contract with a customer.

Cost of products consists primarily of the cost of products purchased from suppliers. Cost of products is recognized when the product has been delivered to the customer.

L. Income taxes

The Company follows FASB ASC Section 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-30

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

ASC 740-10-30 requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under ASC 740-10-30, tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or the deferred tax asset valuation allowance.

As a result of the implementation of ASC 740-10, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by ASC 740-10. The Company recognized no material adjustments to liabilities or shareholder’s equity as a result of the implementation.

M. Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings Per Share. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding during the period.

Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of contracts to issue ordinary common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The computation of diluted EPS includes the estimated impact of the exercise of contracts to purchase common stock using the treasury stock method and the potential shares of converted common stock associated with the convertible debt using the if-converted method. Potential common shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the six months ended June 30, 2022 and 2021.

N. Leases

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842), which increases transparency and comparability among organizations by recognizing right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The ASU maintains a distinction between finance leases and operating leases, which is substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. Retaining this distinction allows the recognition, measurement and presentation of expenses and cash flows arising from a lease to remain similar to the previous accounting treatment. A lessee is permitted to make an accounting policy election by class of underlying asset to exclude from balance sheet recognition any lease assets and lease liabilities with a term of 12 months or less, and instead to recognize lease expense on a straight-line basis over the lease term. For both financing and operating leases, the ROU asset and lease liability is initially measured at the present value of the lease payments in the consolidated balance sheet. In July 2018, the FASB issued ASU 2018-11 which provides entities with the option to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if necessary. As discussed in Note 10, we adopted ASU 2016-02–Leases (Topic 842) effective January 1, 2020 utilizing the transition option provided by ASU 2018-11.

F-31

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

O. Impairment of long-lived assets

Long-lived assets, including property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2022 and 2021 no impairment of long-lived assets was recognized.

P. Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Q. Recently accounting pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective on August 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on August 1, 2021. We have determined not to early adopt.

Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on our financial statements.

NOTE 3. PREPAYMENTS

Prepayments primarily include prepaid service and products in advance to suppliers. As of June 30, 2022 and December 31, 2021, prepayments were $408,305 and $169,318, respectively.

NOTE 4. INVENTORIES

At June 30, 2022 and December 31, 2021, inventories consist of the following:

	June 30, 2022	December 31, 2021
Finished Goods	$277,015	$185,012
	$277,015	$185,012

F-32

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5. PLANT AND EQUIPMENT, NET

At June 30, 2022 and December 31, 2021, plant and equipment, at cost less accumulated depreciation, consisted of:

	June 30, 2022	December 31, 2021
Office equipment	$255,253	$132,154
Furniture	95,503	66,273
Leasehold improvement	98,823	-
Total	449,579	198,427
Less: Accumulated depreciation	(58,007)	(22,280)
Total plant and equipment, net	$391,572	$176,147

The Company recorded depreciation expense of $33,755 and $2,220 for the six months ended June 30, 2022 and 2021, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

Due from related parties

Due from related parties consists of the following:

Name of related parties	June 30, 2022	December 31, 2021
UNIMOS Holdings Limited	6,100	6,100
Sancai Holdings Limited	1,100	1,100
Wuxing Holdings Limited	800	800
Eryi Holdings Limited	500	500
Jiugong Holdings Limited	500	500
Liuhe Holdings Limited	500	500
Seven Asteroids Holdings Limited	300	300
Eight Diagrams Holdings Limited	200	200
	$10,000	$10,000

Amount due from UNIMOS Holdings Limited, Sancai Holdings Limited, Wuxing Holdings Limited, Eryi Holdings Limited, Jiugong Holdings Limited, Liuhe Holdings Limited, Seven Asteroids Holdings Limited and Eight Diagrams Holdings Limited, which were the shareholders of Qilun, were mainly for the paid-in capital to be paid.

The shareholders will pay off the balance within one year from the date of the shares issued.

Account receivables, net - related parties

Name of related parties	June 30, 2022	December 31, 2021
Yuanheng Culture Art Creative Co., Ltd.	$2,473	$2,604
	$2,473	$2,604

Account receivables from Yuanheng Culture Art Creative Co., Ltd., which is controlled by Ruowen Li and Jingxia Yang, mainly represented the balance of product sales to Yuanheng at the end of year 2021.

F-33

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6. RELATED PARTY TRANSACTIONS (Cont’d)

Amount due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

Name of related parties	June 30, 2022	December 31, 2021
Ruowen Li	$212,916	$191,953
Jingxia Yang	-	392,870
	$212,916	$584,823

Amounts due to Ruowen Li and Jingxia Yang represented amounts paid by Ruowen Li and Jingxia Yang for the daily operation of the Company.

Ruowen Li is the CEO, director and shareholder of Qilun, Jingxia Yang is her parent. These debts due to related parties were unsecured, repayable on demand, and interest free.

Related parties’ transactions

Purchase from related parties consisted of the following for the periods indicated:

	For the Six Months ended June 30,
Name of related parties	2022	2021
Qilun Classical Art Creation (Shenzhen) Studio	$572,646	$-
Total	$572,646	$-

Qilun Classical Art Creation (Shenzhen) Studio is 100% controlled by Zhaodong Li, who is Ruowen Li’s parent, these transactions were painting purchase.

Sales to related parties consisted of the following for the periods indicated:

	For the Six Months ended June 30,
Name of related parties	2022	2021
Yuanheng Culture Art Creative Co., Ltd.	$12,696	$-
Jingxia Yang	17,143	-
Total	$29,839	$-

NOTE 7. DEPOSITS RECEIVED

At June 30, 2022 and December 31, 2021, deposits received consist of the following:

	June 30, 2022	December 31, 2021
Received from customer in advance for goods sales – third parties	$1,133,495	$968,812
Received from customer in advance for goods sales – related parties	11,825	12,450
	$1,145,320	$981,262

NOTE 8. Other payables

At June 30, 2022 and December 31, 2021, other payables consist of the following:

	June 30, 2022	December 31, 2021
Sales of shares to be issued	$2,142,228	-
Others	1,344	-
Total	$2,143,572	$-

Other payable relate the proceeds received from subscribers to Company’s common stock that has yet to be registered as of June 30, 2022. The balance was subsequently capitalized in Additional paid-in capital upon the issuance of common stock to the subscribers in September 2022.

F-34

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 9. REVENUE

The Company’s revenue consists of products sales and service revenue.

	For the Six Months Ended June 30,
Category of Revenue:	2022	2021
Products sales – third parties	$1,706,589	$-
Products sales – related parties	29,839	-
Services revenue	116,096	66,703
Total revenue	$1,852,524	$66,703

Timing of Revenue Recognition:
Services transferred at a point in time	$116,096	$66,703
Goods transferred at a point in time	1,736,428	-
	$1,852,524	$66,703

NOTE 10. INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, Qilun and its subsidiaries incorporated in the Cayman Islands are not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Qilun Group (HK) and Qilun Culture (HK) were incorporated in Hong Kong and is subject to Hong Kong profits tax. Qilun Group (HK) and Qilun Culture (HK) are subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable statutory tax rate is 16.5%. The Company did not have any income/(loss) subject to the Hong Kong profits tax.

China

Qilun Holding (Shenzhen) and its subsidiaries are subject to a 25% standard enterprise income tax in the PRC.

The following table summarizes income/(loss) before income taxes incurred in the PRC and outside of the PRC:

	Six Months Ended June 30
Income/(loss) before income taxes:	2022	2021
PRC	$30,198	$(95,376)
Outside of PRC	-	-
Total	$30,198	$(95,376)

Expenses for income taxes are comprised of:

	Six Months Ended June 30
Current Tax:	2022	2021
PRC	$2,054	$-
Outside of PRC	-	-
Income tax expense	$2,054	$-

F-35

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate as follows：

	For the Six Months Ended June 30,
	2022	2021
Net income/(loss) before provision for income taxes	$30,198	$(95,376)
PRC statutory tax rate	25%	25%
Income at statutory tax rate	7,550	-

Effect of preferential tax rates granted to the PRC entities(a)	(5,496)	-
Income tax expense	$2,054	$-
Effective income tax rate	6.8%	-

(a)	The Company’s subsidiary Qilun Culture (Shenzhen) was eligible to be exempted from income tax from January 1, 2021 to December 31, 2022, and enjoy a preferential income tax rate of 5% for net income before provision no more than RMB1 million, and a preferential income tax rate of 10% for net income before provision more than RMB1 million less than RMB 3 million. For the six ended June 30, 2022, and 2021, the tax saving as the result of the favorable tax rate amounted to $5,496 and $nil, respectively,

NOTE 11. LEASE

Operating Lease Agreements – On March 4, 2021 the Company leased office space (approximately 232.26 square meters) under non-cancellable operating lease agreement with a third-party lessor, in Shenzhen. Under terms of the lease agreement, from March 2021, Qilun Culture (Shenzhen) is committed to lease payments of approximately $120,896 per year for 2 years. This office is used for the operations of Qilun Culture (Shenzhen).

On April 1, 2022 the Company leased office space (approximately 250 square meters) under non-cancellable operating lease agreement with a third-party lessor, in Shenzhen. Under terms of the lease agreement, from April 1, 2022, Qilun Culture (Shenzhen) is committed to lease payments of approximately $57,333 per year for 2 years. This office is used for the operations of Qilun Culture (Shenzhen).

Leases with an initial term of 12 months or less are not recorded on the balance sheet. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in Rentals and leases. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company did not combine lease and non-lease components.

The exercise of lease renewal options has to be agreed by the lessors. The depreciable life of assets and leasehold improvements are limited by the term of leases, unless there is a transfer of title or purchase option reasonably certain of exercise. Lease expense is recognized on a straight-line basis over the term of the lease. Lease expense related to these noncancelable operating leases was $127,176 and $40,175 for the six months ended June 30, 2022 and 2021, respectively.

Balance sheet information related to the Company’s leases is presented below:

	June 30, 2022	December 31, 2021
Assets
Operating lease right of use assets	$173,050	$139,441
Liabilities
Operating lease liabilities – current	130,722	$119,045
Operating lease liabilities – non-current	42,328	20,396
Total Operating lease liabilities	173,050	$139,441

F-36

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 11. LEASE (Cont’d)

The following provides details of the Company’s lease expenses:

	For the Six Months Ended June 30
	2022	2021
Operating lease expenses	$127,176	$40,175

Other information related to leases is presented below:

	For the Six Months Ended June 30
	2022	2021
Cash Paid for Amounts Included in Measurement of Liabilities:
Financing cash flows from operating leases	$62,299	$36,904
Weighted Average Remaining Lease Term:
Operating leases	1.45years	1.67 years
Weighted Average Discount Rate
Operating leases	4.75%	4.75%

As most of the Company’s leases do not provide an implicit rate, the Company uses 1-5 years borrowing rate from bank of 4.75% based on the information available at commencement date in determining the present value of lease payments.

Maturities of lease liabilities were as follows:

For the year ending December 31:
Remainder of 2022	$86,896
2023	76,743
2024	14,333
Total lease payments	177,972
Less: imputed interest	4,922
Total lease liabilities	$173,050

NOTE 12. CONTINGENCIES

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

The Company was not subject to any material loss contingency as of June 30, 2022 and December 31, 2022.

F-37

QILUN GROUP INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 13. BASIC AND DILUTED EARNINGS PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares comprise shares issuable upon the exercise of share-based awards, using the treasury stock method. The reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations is shown as follows:

	For the Six Months Ended June 30,
	2022	2021
Numerator:
Net profit/(loss) attributable to common stockholders	$28,144	$(95,376)
Denominator:
Basic and diluted weighted-average number of shares outstanding	100,000,000	100,000,000
Net income per share:
Basic and diluted	$0.0003	$(0.0010)

NOTE 14. SUBSEQUENT EVENTS

On August 24, 2022, Qilun Culture (Shenzhen) transferred 100% of the ownership of Qilun Culture HK to Qilun Group Inc.

On August 29, 2022, Qilun Holding (Shenzhen) registered in Guangdong, Qilun Group (HK) controlled 100% of the ownership of Qilun Holding (Shenzhen) since establishment.

On October 14, 2022, Qilun Holding (Shenzhen) acquired 100% of the ownership of Qilun Culture (Shenzhen) from the original shareholders of Qilun Culture (Shenzhen).

During the period from July 1, 2022 to the date of filling this report, the Company issued 16,550,000 shares and received amount of $3,310,000 for the sales.

On October 31, 2022, OD&SR Institute registered in Hong Kong, Qilun Culture (HK) controlled 100% of the ownership of OD&SR Institute since establishment.

On November 29, 2022, Qilun Culture Development (Shenzhen) Co., Ltd. changed its registered name to Qilun Culture (Shenzhen) Group Co., Ltd.

Management has evaluated subsequent events through the date which the consolidated financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2022 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Company indemnifies against all expenses, including legal fees, and against all judgments, fine and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

a)	in or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Item 7. Recent Sales of Unregistered Securities

Between May 24, 2022 and September 20, 2022, the Company entered into subscriptions 137 investors for the issuance of 116,550,000 unregistered shares of common stock of the Company, par value $0.0001 per share. The subscriptions were issued in private placements in transactions exempt from registration under the Securities Act of 1933, as amended. All of the issuances took place in the PRC.

Item 8. Exhibits and Financial Schedules

(a)	Exhibits

Exhibit Number	Description

3.1	Articles of Association of Qilun Group Inc.*
5.1	Opinion of Ogier*
8.2	Opinion of DeHeng Law Offices (Shenzhen) regarding certain PRC legal matters and certain PRC tax matters**
10.1	Employment Agreement with our Chief Executive Officer, Ruowen Li*
10.2	Transfer Agreement dated October 14, 2022, among Qilun Holding (Shenzhen) and the selling shareholders thereto.**
10.3	Cooperation Agreement on Sales Commission*
14.1	Code of Business Conduct and Ethics of the Registrant*
21.1	Subsidiaries of the Registrant*
23.1	Consent of Assentsure PAC, an independent registered public accounting firm*
23.2	Consent of DeHeng Law Offices (Shenzhen)*
107	Filing Fee Table*

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** To be filed by amendment.

II-1

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen City, Guangdong Province, People’s Republic of China, on March 14, 2023.

QILUN GROUP INC.

By:	/s/ Ruowen Li
Ruowen Li
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
Ruowen Li
/s/ Ruowen Li	Chief Executive Officer and Director	March 14, 2023
(Principal Executive Officer)

/s/ Ruowen Li	Chief Financial Officer	March 14, 2023
(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 14, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

II-3